UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

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AVAYA HOLDINGS CORP.

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2605 Meridian Parkway, Suite 200

Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 3, 2021

To the Stockholders of Avaya Holdings Corp.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Avaya Holdings Corp. (the “Company” or “Avaya”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/AVYA2021 on Wednesday, March 3, 2021, at 10:30 a.m. Eastern time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be held for the following purpose:

1.	To elect eight directors, each to serve until the next Annual Meeting or until his or her successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021;

3.	To approve, on an advisory basis, the Company’s named executive officers’ compensation; and

4.	To transact any other business as may properly come before the 2021 Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Company’s board of directors (the “Board”) has fixed the close of business on January 4, 2021 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President,

Chief Administrative

Officer and General Counsel

January 19, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on March 3, 2021

The Notice of Annual Meeting, Proxy Statement and Form of Proxy are first being distributed and made available on or about January 19, 2021 to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the enclosed Form of Proxy, the Notice of Annual Meeting of Stockholders, and the Company’s 2020 Annual Report are available on the Internet at http://materials.proxyvote.com/05351X, as well as at the Annual Meeting website referenced below.

Virtual Meeting Admission

Stockholders of record as of January 4, 2021 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 10:30 a.m. Eastern time on Wednesday, March 3, 2021. Online check-in will begin at 10:15 a.m. Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.

Voting. Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or in person by participating virtually in the meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend. You may vote using the following methods:

Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the Internet.
During the Annual Meeting, visit our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2021.

Sign, date and return your proxy card/voting instruction form to vote by mail.

Call the telephone number on your proxy card/voting instruction form to vote by telephone.

2021 Proxy Statement	i

PROXY SUMMARY

Proxy Summary

This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s performance in the fiscal year which ended on September 30, 2020 (“Fiscal 2020”), please review the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 (the “Form 10-K”) that accompanied this Proxy Statement.

2021 Annual Meeting Overview

Date and Time March 3, 2021 at 10:30 a.m., Eastern time	Place — Virtually via webcast Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2021

There will not be a physical meeting in North Carolina, New York or anywhere else.

Record Date January 4, 2021

Voting

Stockholders of record as of the close of business on the record date are entitled to vote for each director nominee and for each of the other proposals to be voted on at the 2021 Annual Meeting. Each share of Common Stock of the Company (“Common Stock”) is entitled to one vote. Each share of Series A Convertible Preferred Stock of the Company (“Series A Stock”) is entitled to one vote for each share of Common Stock that would be issuable upon conversion of such Series A Stock immediately prior to the record date.

Virtual Stockholder Meeting

Our 2021 Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Stockholders at the close of business on January 4, 2021 will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. All directors and key executive officers are expected to be available to answer questions. For further information on the virtual meeting, please see the “Proxy and Voting Information” section in this Proxy Statement.

Roadmap of Voting Matters

Stockholders are being asked to vote on the following matters at the 2021 Annual Meeting:

Proposal	Board Recommendation	Further Information (Page)

1 Election of Directors	✓ FOR each Nominee	Page 16

2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021 (“Fiscal 2021”)	✓FOR	Page 21

3 Advisory approval of the Company’s named executive officers’ compensation	✓FOR	Page 24

2021 Proxy Statement	1

PROXY SUMMARY	›	Governance Highlights

Governance Highlights

We are committed to the highest standards of corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 7 describes our governance framework, which includes the following highlights:

Board Practices

✓  Non-Executive Chairman

✓  7 of 8 Directors Are Independent

✓  Fully Independent Board Committees

✓  Regular Executive Sessions of Independent Directors

✓  Annual Election of All Directors

✓  Annual Board and Committee Self-Evaluations

✓  Structured Process for Board’s Risk Oversight

Stockholder Matters

✓ Recommended Annual “Say-on-Pay” Advisory Vote ✓ Stockholders’ Right to Call Special Meeting in Accordance with Our Amended and Restated Bylaws

Other Best Practices

✓ Robust Share Ownership Guidelines ✓ Prohibition on Executives Hedging and Pledging Stock ✓ Executive Compensation Clawback Policy

2	2021 Proxy Statement

Director Nominees	›	PROXY SUMMARY

Director Nominees

			Other Public Company Boards			Committees
Name	Age	Director Since		Position	Board	Audit	Compensation	Nominating and Corporate Governance
James M. Chirico, Jr.	63	2017	none	President and Chief Executive Officer of the Company
Stephan Scholl	50	2017	none	Chief Executive Officer of Alight Solutions
Susan L. Spradley	59	2017	2	Chief Executive Officer of Motion Intelligence, Inc.
Stanley J. Sutula, III	55	2017	none	Chief Financial Officer of Colgate-Palmolive Company
Robert Theis	59	2020	1	General Partner of World Innovation Lab
Scott D. Vogel	45	2017	3	Managing Member of Vogel Partners LLC
William D. Watkins	68	2017	2	Former Chairman and Chief Executive Officer of Imergy Power Systems
Jacqueline E. Yeaney	52	2019	none	Executive Vice President, Marketing of Tableau Software

Experience/Skills

Senior Leadership
8
Finance, Accounting or Financial Reporting
6
Corporate Governance
5
Executive Compensation
4
International Experience
7
Other Public Company Board Experience
5
Risk Management
7
Strategic Planning, Business Development, Business Operations
8

2021 Proxy Statement	3

PROXY SUMMARY	›	Business Overview and Fiscal 2020 Performance at a Glance

Business Overview and Fiscal 2020 Performance at a Glance

As a global leader in communications solutions and services for businesses of all sizes, Avaya is reimagining digital communications with innovation that defines the future of work and the customer experience. Our global team of experienced professionals delivers award-winning services from initial planning and design, to seamless implementation and integration, to ongoing managed operations, optimization, training and support.

Avaya’s Fiscal 2020 results demonstrate our continued transformation into a cloud company and successful execution against our growth strategy. For the first time in more than ten years, the Company delivered year-over-year growth in our third and fourth fiscal quarters as a result of our prior investments. Our success was achieved against the backdrop of the global pandemic and continued to gain traction during the year and setting the stage for continued success.

Strong operational performance drove Avaya’s solid financial performance in Fiscal 2020. Highlights include:

Annual Revenue	Annual Adjusted EBITDA*	Annual CAPS Revenue
$2,873m	$710m	26%

•	Annual revenue was $2,873 million and non-GAAP annual revenue* was $2,879 million and we maintained strong profitability with Adjusted EBITDA* of $710 million.

•	Gross margin was 55.0% and non-GAAP gross margin* was 61.1%, with Adjusted EBITDA margin* of 24.7%.

•	The Company generated cash flow from operations of $147 million and ended Fiscal 2020 with $727 million in cash and cash equivalents.

•	Non-GAAP recurring revenues grew to 62.6% of total revenues from 58.5% in the prior fiscal year and 87.6% of revenues came from software and services, up from 83.1% in the prior fiscal year.

•

Cloud, Alliance Partners, and Subscription (“CAPS”) revenue, as a key performance indicator, expanded to a billion-dollar run rate business in less than one year and represented 26% of non-GAAP revenues, compared to 15% in the fiscal year which ended on September 30, 2019 (“Fiscal 2019”).

•

CAPS highlights the value of Avaya’s innovative solutions, including Avaya OneCloudTM Subscription. This offering is activating our global base by bundling high-value innovations like Avaya SpacesTM, video, contact center, AI and other cloud solutions, as customers move to an on-demand consumption model.

•

The Company signed 386 deals with a total contract value (TCV) over $1 million, 49 deals with a TCV over $5 million and 17 deals with a TCV over $10 million – an increase in every category as compared to the prior fiscal year.**

In addition, in Fiscal 2020 we took actions to improve our capital structure that enhanced our financial flexibility, strengthened our balance sheet and reduced refinancing risk, such as:

•	Repurchasing approximately 29 million shares, or 26% of our Common Stock, at an average weighted price of $11.39 per share;

•	Paying down $250 million of term debt; and

•	Refinancing and extending the weighted-average debt maturities from 4.1 years to 6.1 years.

As we position for the future, Avaya shifted its comprehensive portfolio of capabilities to Avaya OneCloudTM, a multi-cloud application ecosystem that provides for the future of the customer experience center (the evolved contact center) and the future of the digital workplace (advanced unified communications). Our open, extensible development platform enables customers and third parties to easily create custom applications and automated workflows for their unique needs, integrating Avaya’s capabilities into the customer’s existing infrastructure and business applications.

4	2021 Proxy Statement

Business Overview and Fiscal 2020 Performance at a Glance	›	PROXY SUMMARY

We believe our hybrid delivery architecture uniquely positions Avaya to protect customer investments, prevent disruptions, and ensure multiexperience continuity across each phase of a customer’s personalized cloud journey. Because Avaya offers a range of operational, consumption and commercial models, the entire portfolio can be deployed in the cloud in some way; from subscription and managed services, to our private and public cloud offers. Therefore, we can help every organization take advantage of the benefits of cloud.

*

Non-GAAP revenue, non-GAAP gross margin, Adjusted EBITDA and Adjusted EBITDA margin are financial performance metrics that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

**	We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Executive Compensation Highlights

Our executive compensation program is designed with the objective of strongly linking pay with performance as evidenced by the graphs below:

*	Please see page 32 for information on our Compensation Peer Group.

2021 Proxy Statement	5

PROXY SUMMARY	›	Executive Compensation Highlights

Say-on-Pay

Avaya’s executive compensation program for 2019 received substantial stockholder support and was approved, on an advisory basis, by approximately
93%	of stockholders voting on the proposal at the 2020 Annual Meeting of Stockholders.

The table below highlights the key characteristics of our compensation program for Fiscal 2020, many of which we believe drive performance and are aligned with compensation and governance best practices. The table also highlights certain practices we have not implemented because we do not believe they would serve our stockholders’ interests.

Executive Compensation Practices

What We Do		What We Don’t Do
+	We Do have a pay-for-performance philosophy, which ties compensation to pre-established performance goals	-	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
+	We Do use multiple performance metrics for annual incentive programs	-	We Don’t have “single trigger” vesting of outstanding equity-based awards based solely on a CIC
+	We Do use an independent compensation consultant	-	We Don’t maintain compensation policies or practices that encourage unreasonable risk taking
+	We Do have reasonable severance and change in control (“CIC”) protections that require involuntary termination (i.e., are “double trigger” protections)	-	We Don’t have employment agreements with our NEOs other than our CEO
+	We Do have a clawback policy	-	We Don’t generally guarantee portions of annual incentive bonuses unless needed to attract talent
+	We Do have policies prohibiting hedging/pledging of the Company’s stock	-	We Don’t offer excessive perquisites
+	We Do have robust stock ownership guidelines for our NEOs	-	We Don’t provide tax gross-ups for any excise taxes triggered in connection with a change in control

6	2021 Proxy Statement

Overview	›	CORPORATE GOVERNANCE

Corporate Governance

Overview

Our Board is responsible for providing oversight over the Company’s business and affairs, including the Company’s strategic direction, as well as the management and financial and operational execution that can best perpetuate the success of the business and support the long-term interests of our stockholders. To effectively support its responsibilities, the Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Board committees is currently comprised solely of independent directors. These Board committees carry out responsibilities set out in specific committee charters approved by the Board that are consistent with applicable requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Board and each committee may from time to time form other committees for specified purposes. The Board and each committee may also, at its discretion, retain outside advisors at the Company’s expense in carrying out its responsibilities.

Our Board is committed to good corporate governance practices and seeks to represent stockholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Guidelines (“Guidelines”) that provide the framework for the governance of the Board and Company and a Code of Ethics and Business Conduct (“Code of Conduct”) that represents our commitment to the highest standards of ethics and integrity in the conduct of our business. The Board committee charters, the Guidelines and the Code of Conduct, as well as any amendments we may make to these documents from time to time, may be found in the Investor Relations section of our website under “Corporate Governance” at

https://investors.avaya.com/corporate-governance/governance-policies, and, together with our charter and bylaws, serve as our governance and compliance framework. Information on our website, including the information on the Investor Relations section referenced here and below, is not considered part of this Proxy Statement.

Code of Conduct

Our Code of Conduct is designed to help directors and employees worldwide resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including, without limitation, the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Accounting Officer, the Corporate Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers a variety of topics, including those required to be addressed by the SEC. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information and compliance with applicable laws and regulations. Directors and employees of the Company receive periodic updates regarding corporate governance policies and are informed when there are any material changes to the Code of Conduct.

We will post amendments to or waivers of the provisions of the Code of Conduct made with respect to any of our directors and executive officers on the Investor Relations section of our website within four business days of effecting any such amendment or waiver. During Fiscal 2020, no amendments to or waivers of the provisions of the Code of Conduct were made with respect to any of our directors or executive officers.

2021 Proxy Statement	7

CORPORATE GOVERNANCE	›	Overview

Corporate Responsibility

In addition to upholding high ethical standards in the ways we conduct business, we recognize that our Company has opportunities to bring about positive social, environmental and economic change. We call this our corporate responsibility and work with our customers, partners, employees, and community to make a positive impact in the world. Our Corporate Responsibility Policy and overall Company program, which details our commitments, goals, and initiatives, are available on our website at https://www.avaya.com/en/about-avaya/corporate-responsibility.

Environment

Avaya is committed to continually reducing the environmental impacts of our products.

•  Avaya is a member of We Are Still In, the largest climate action group in the US.

•  Avaya tracks and reports its carbon emissions annually to the CDP (formerly known as the Carbon Disclosure Project). In 2015, we set a goal to reduce our Scope 1 and Scope 2 emissions by 15% cumulatively by 2020. We exceeded this goal and achieved a cumulative 40% reduction from 2014 to 2020.

•  Avaya’s ISO 14001 certified Design for Environment (“DfE”) program focuses on continually reducing the environmental impact of our solutions and services; current initiatives include developing energy efficient products and eliminating single-use plastic packaging in our supply chain. Our commitment to demonstrating care for the environment through the DfE program is stated in our R&D Environmental Policy.

•  Our technology helps our customers achieve their environmental goals. For example, the Avaya Spaces videoconferencing platform reduces or eliminates the need for business travel by enabling customers to host engaging and effective meetings remotely. This results in significant Scope 3 carbon emission reductions for our customers, which helps mitigate climate change.

Human Rights and Supply Chain Responsibility

Avaya is dedicated to providing a safe and healthy work environment for our employees.

•  Avaya is a member of the Responsible Business Alliance (“RBA”), the world’s largest industry coalition dedicated to upholding social, environmental, and ethical standards in global supply chains, and has adopted the Supplier Code of Conduct.

•  Avaya has policies and programs in place to identify risks and prevent the use of child labor, slavery, and human trafficking in our business operations and supply chain, including our Code of Conduct, Supplier Code of Conduct, Human Rights Statement and UK Modern Slavery Transparency Act Statement.

•  Avaya has a Conflict Minerals Policy and submits an annual Conflict Minerals Report to the SEC with the aim of eliminating the social and environmental harm brought from sourcing conflict minerals from the Democratic Republic of Congo.

Diversity and Inclusion

We cultivate diverse perspectives and foster healthy dialogue around race, gender, and sexuality.

•  Avaya is a member of CEO Action for Diversity and Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

•  Avaya’s Diversity and Inclusion Policy states our commitment to promote diversity and foster a culture of inclusion within our company, industry, and communities.

•  Avaya conducts unconscious bias training for Avaya employees to identify, address and reduce underlying biases that are carried to foster a more inclusive work environment.

•  Avaya’s Talent Exchange Program gives employees the opportunity to perform their job in other parts of the world in order to build cultural intelligence and foster a diverse workforce.

•  Avaya has a Supplier Diversity Program to promote a network of diverse strategic supplier alliances to deliver exceptional products and services to our customers.

8	2021 Proxy Statement

Overview	›	CORPORATE GOVERNANCE

Community

Year round, Avaya organizes and participates in charitable activities that give back to the communities where we live and work.

•  We sponsor a Month of Giving each year in an effort to support fundraising and volunteering efforts by our worldwide employees, partners and customers. Over the past five years, we have raised over $950,000, donated 7,000 pounds of materials such as food, clothing and supplies and spent thousands of hours volunteering worldwide.

•  We partnered with Save the Children to fund various projects around the world, with a focus on places where children’s education so desperately needs support, such as Mozambique, Afghanistan and Uganda. Between 2015 and 2020, we donated nearly $250,000 to projects in these countries.

•  In India, we partnered with a variety of non-profit organizations to support both education and health. Over the past five years, we have donated 165,122,065 IRN to these projects, which is equivalent to approximately $2.2 million USD at today’s exchange rate.

•  We have a Corporate Social Responsibility (“CSR”) program in India that is focused on enhancing the quality of education and utilizing Avaya technology to improve access to health and education. We have established multi-year partnerships with non-governmental agencies that support remedial education, STEM Education, and Information, Communication, and Technology (ICT) enabled education in government schools.

•  In response to the ongoing COVID-19 pandemic, we have undertaken multiple initiatives in India to assist those who are underprivileged and unable to obtain basic supplies. These initiatives include providing COVID Care Kits, School Kits which include essential supplies for completing homework and studies during online learning and Kishori Care Kits which include basic necessities for adolescent girls.

We believe it is our responsibility to make the world a better place and we partner with our employees, communities, customers, partners, and suppliers to make that a reality. Our product technology is focused on creating a modern workspace that is engaging, efficient,
and environmentally friendly.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (as defined below) (and such individuals’ immediate family and household members) from entering into hedging transactions involving our securities. “Covered Individuals” refers to our (i) directors; (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes Senior Vice Presidents, Vice Presidents and Senior Directors, individuals involved in the preparation of internal and external financial and SEC reports, individuals in sales operations and finance and individuals supporting Avaya’s Cloud Offering). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited under this policy from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Leadership Structure of the Board

Under our bylaws, our Board appoints our corporate officers, including the CEO. Our Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Currently, our bylaws provide that the chairman of the Board may not simultaneously serve as our CEO. The Board believes that the current Board leadership structure is best for Avaya and its stockholders at this time. Our Nominating and Corporate Governance Committee periodically reviews the Company’s governance structure and practices, including the provisions of our certificate of incorporation and our bylaws.

2021 Proxy Statement	9

CORPORATE GOVERNANCE	›	Overview

Board Independence

Among other considerations, the Board values independent board oversight as an essential component of strong corporate performance. On at least an annual basis, the Board undertakes a review of the independence of each director and considers whether any director has a material relationship with Avaya. The Board evaluates each director under the independence rules of the NYSE, the Guidelines and the audit committee independence requirements of the SEC.

The NYSE rules require listed company boards to have at least a majority of independent directors. Based on its evaluation, our Board determined that each of Messrs. Scholl, Sutula, Theis, Vogel and Watkins and Mses. Spradley and Yeaney, representing seven of Avaya’s eight current directors, are independent directors as defined under the NYSE rules. Mr. Chirico, who serves as our President and CEO, is the only current member of the Board who is not independent.

Board Composition and Director Qualifications

The Company seeks to align Board composition with the Company’s strategic direction such that Board members bring skills, experience and backgrounds relevant to the strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound and independent judgment, track record of accomplishments in leadership roles, as well as based on their professional, corporate and industry expertise, skills and experience. More specifically, among others, the Nominating and Corporate Governance Committee and the Board considers the following criteria in the selection of director candidates:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•

the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business and to serve on or chair, as appropriate, relevant Board committees;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

•	diversity with respect to experience, gender, race, ethnicity and age; and

•

the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors and committees of other public companies on which he or she serves.

Board and Committee Meetings

Our Board met 10 times during Fiscal 2020. During Fiscal 2020, each current Board member attended 75% or more of the meetings of the Board and each of the committees on which he or she served (during the period he or she served on the Board and on such committees.) In addition, our Board met in executive session without management present during many of its meetings. Due to the COVID-19 pandemic, all Fiscal 2020 Board and committee meetings held after March 4, 2020 were held virtually. Our chairman of the Board presides over the executive sessions of the Board. Committees of the Board also meet in executive session as they deem appropriate.

We encourage our directors to attend our annual meetings of stockholders and we anticipate that each director will virtually attend our Annual Meeting. All of our then current Board members attended our 2020 Annual Meeting of Stockholders.

10	2021 Proxy Statement

Board Committees	›	CORPORATE GOVERNANCE

Board Committees

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is currently comprised solely of independent directors. In addition, each member of the Audit Committee is financially literate and two members of the Audit Committee qualify as audit committee financial experts pursuant to SEC rules. The composition and some of the key responsibilities of each of these committees are described below. In addition to the responsibilities listed below, each Board committee conducts an annual performance self-

evaluation and an annual review of its committee charter. Each of these committees has authority under its respective charter to access such internal and external resources, including retaining legal, financial or other advisors, as the committee deems necessary or appropriate to fulfill its responsibilities. To view each committee’s full responsibilities, see the specific committee charters under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies.

Committees and Membership	Key Committee Responsibilities
Audit Stanley J. Sutula, III, Chair* Susan L. Spradley Scott D. Vogel* * Qualifies as an audit committee financial expert Meetings in Fiscal 2020: 9

•  Select, and evaluate the performance of, the Company’s independent registered public accounting firm (including its qualifications, performance and independence);

•  Review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our Board whether the audited financial statements should be included in our annual report on Form 10-K;

•  Oversee the Company’s systems of internal accounting and financial controls and review the activities and qualifications of the Company’s internal audit function;

•  Review and discuss risk management and controls, including policies and guidelines with respect to risk assessment and risk management;

•  Review and approve related party transactions for potential conflicts of interest; and

•  Oversee the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

Audit Committee Report, Page 23

Compensation Scott D. Vogel, Chair Stephan Scholl Jacqueline E. Yeaney Meetings in FIscal 2020: 7

•  Approve the compensation of each of the Company’s senior officers who are, as determined from time to time by our Board, subject to the provisions of Section 16 of the Exchange Act (the “Senior Executives” or “Section 16 Officers”), and approve (as appropriate) employment agreements and severance plans;

•  Review the CEO’s individual goals and objectives and set the CEO’s compensation after evaluating his performance;

•  Review, approve and make recommendations to the Board regarding equity-based plans and incentive compensation plans in which the CEO and the other Senior Executives may participate;

•  Approve grants of stock options, restricted stock awards and/or other awards under equity-based plans;

•  Recommend to the Board compensation of the non-employee Board members;

•  Monitor compliance with the Company’s share ownership guidelines;

•  Develop and periodically review with the Board succession plans with respect to the CEO and other senior executives;

•  Monitor progress of the Company’s human capital management, including, among other things, management depth and strength assessment, leadership development, talent assessment, diversity and inclusion and the results of the Company’s employee surveys; and

•  Administer the Company’s clawback policy.

Compensation Committee Report, Page 36

2021 Proxy Statement	11

CORPORATE GOVERNANCE	›	Board Committees

Committees and Membership	Key Committee Responsibilities

Nominating and Corporate Governance Susan L. Spradley, Chair Stephan Scholl William D. Watkins Meetings in Fiscal 2020: 2

•  Evaluate the performance, size and composition of the Board to determine the qualifications and areas of expertise, including a diversity of experience and backgrounds, needed to further enhance the composition of the Board and working with management in attracting candidates with those qualifications;

•  Identify individuals qualified to become directors and review the qualifications of prospective nominees, including nominees recommended by stockholders, and recommend to the Board candidates for election at the Company’s Annual Meeting of Stockholders and to fill Board vacancies;

•  Recommend to the Board committee chairs and members, as well as changes in number or function of committees;

•  Establish procedures, subject to the Board’s approval, for the annual performance self-evaluation of the Board and its committees;

•  Periodically review the Company’s corporate governance practices and leadership structure; and

•  Develop and oversee a Company orientation program for new directors and an education program for all directors.

Compensation Committee Interlocks and Insider Participation

Each current member of the Compensation Committee is an independent director. No individual who was a member of the Compensation Committee during Fiscal 2020: (i) was an officer or employee of the Company or any of its subsidiaries during

Fiscal 2020; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.

Selection of Board Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. To fulfill these responsibilities, the Nominating and Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management to attract candidates with those qualifications.

To identify new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from its members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees, including the criteria described above under “Board Composition and Director Qualifications.” The selection process includes, among other things, interviews with Board members, the CEO and other members of senior management, as appropriate, and reference checks of identified candidates. The Nominating and Corporate Governance Committee gives the same consideration to director candidates submitted by stockholders. See the procedures described in this Proxy Statement under the heading “Process for Director Nominations and Stockholder Proposals” for more details.

The Nominating and Corporate Governance Committee has sole authority under its charter to retain and terminate, at the Company’s expense, any search firm or advisor to be used to identify director candidates and has sole authority to approve the search firm’s or advisor’s fees and other retention terms. After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval.

RingCentral Board Nominee

In connection with our strategic partnership with RingCentral, Inc. (“RingCentral”) and RingCentral’s acquisition of the Series A Stock, in October 2019 we entered into an Investor Rights Agreement with RingCentral. This agreement entitles RingCentral to nominate one person (the “RingCentral Nominee”) to

12	2021 Proxy Statement

Board Committees	›	CORPORATE GOVERNANCE

our Board until such time as RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, shares of Series A Stock that can be converted into more than 4,759,339 shares of our Common Stock assuming conversion of all Series A Stock then held. In addition, the RingCentral Nominee has the option (i) to serve on our Audit and Nominating and Corporate Governance Committees; or (ii) to attend (but not vote at) all of our Board committee meetings. Accordingly, effective

November 6, 2020, Robert Theis was elected to the Board and participates on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as a non-voting member. For further information on our relationship with RingCentral, please see the “Certain Relationships and Related Transactions” section in this Proxy Statement.

Board Oversight of Risk Management

While the Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks and receives and reviews briefings concerning the Company’s information security and technology risks (including cyber security), financial risks and potential conflicts of interests. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Communications with the Board

Stockholders or interested parties may contact the Board, the Non-Executive Chairman and/or independent directors about corporate governance or other matters related to the Board by writing to the following address (indicating by name or title to whom the correspondence should be directed):

Avaya Holdings Corp. Board of Directors

Attention: Corporate Secretary

2605 Meridian Parkway, Suite 200

Durham, North Carolina 27713

Communications may also be sent by email to bdofdirectors@avaya.com. The Corporate Secretary manages all communications received as set forth above to determine whether the contents represent a message to the Board, its committees or any member, group or committee of the Board.

Certain Relationships and Related Transactions

Strategic Partnership with RingCentral, Inc.

On October 3, 2019, the Company entered into a strategic partnership with RingCentral, Inc. (“RingCentral”). In connection with the strategic partnership, the Company and RingCentral entered into (i) an Investment Agreement (the “Investment Agreement”), pursuant to which RingCentral purchased $125 million aggregate principal amount of the Company’s Series A Stock; and (ii) a Framework Agreement (the “Framework Agreement”), each as described below.

Investment Agreement

The Investment Agreement provided for the sale by the Company to RingCentral, in a private placement under the Securities Act of 1933, as amended,

125,000 shares of Series A Stock, for an aggregate purchase price of $125 million. The Series A Stock issued to RingCentral pursuant to the Investment Agreement is convertible into shares of Common Stock, at an initial conversion price of $16.00 per share. The Company completed the issuance and sale of the Series A Stock (the “Closing”) on October 31, 2019.

Framework Agreement, Super Master Agent Agreement and Development Agreement

The Framework Agreement governs the terms of the commercial arrangement between Avaya Inc. and RingCentral. Pursuant to the Framework Agreement, the parties entered into a Super Master Agent

2021 Proxy Statement	13

CORPORATE GOVERNANCE	›	Board Committees

Agreement dated as of October 31, 2019, between Avaya Inc. and RingCentral (the “Super Master Agent Agreement”), pursuant to which Avaya will act as an agent to Avaya’s channel partners with respect to the sale of Avaya Cloud Office by RingCentral (“ACO”) and make direct sales of ACO. RingCentral will pay a commission to Avaya, including for the benefit of Avaya’s channel partners, for each such sale. In addition, for each qualified unit of ACO sold during the term of the Framework Agreement, RingCentral will pay Avaya certain commissions. Among other things, the Framework Agreement requires Avaya to (subject to certain exceptions) market and sell ACO as its exclusive UCaaS solution (as defined by “Subject Functionality” in the Framework Agreement). In addition, under certain circumstances, the Company may be required to issue shares of Series A Stock or shares of Common Stock to RingCentral in satisfaction of its obligations under the Framework Agreement. Further, RingCentral paid Avaya an advance of $375 million, predominantly for future commissions, as well as for certain licensing rights (the “Consideration Advance”) in accordance with the Framework Agreement. The Consideration Advance was paid primarily in RingCentral stock. The $375 million payment consisted of $361 million in RingCentral shares and $14 million in cash. During the nine months ended June 30, 2020, the Company sold all of its RingCentral shares. The Framework Agreement has a multiyear term and can be terminated earlier by either party in the event (i) the other party fails to cure a material breach; or (ii) the other party undergoes a change in control.

Pursuant to the Framework Agreement, on October 3, 2019, Avaya Management L.P., Avaya Inc. and RingCentral entered into a Development Agreement, pursuant to which Avaya and RingCentral collaborate to develop ACO as a new branded service. The Development Agreement permits Avaya and RingCentral to enter into product description documents which specify the development work to be completed by each of Avaya and RingCentral. The Development Agreement will terminate when the Framework Agreement and Super Master Agent

Agreement are terminated. Additionally, the Development Agreement may be terminated by Avaya or RingCentral in the event that the other (a) fails to cure a material breach or (b) experiences an Insolvency Event (as defined in the Framework Agreement).

Investor Rights Agreement

In connection with the Closing, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with RingCentral. Pursuant to the terms of the Investor Rights Agreement, among other things, from and after the Closing, until the first date on which RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Common Stock (calculated assuming conversion of the Series A Stock to Common Stock) that is equal to or greater than 4,759,339 shares (subject to certain adjustments) (the “Investor Ownership Threshold”), RingCentral is entitled to nominate one person to the Board. Currently, Mr. Theis serves in this capacity. For more information, please see the “RingCentral Nominee” section in the Proxy Statement. In addition, for so long as the Investor Ownership Threshold is met, RingCentral is required to vote all of its shares in favor of each director nominee nominated by the Nominating and Corporate Governance Committee and against the removal of any director nominated by such committee. Furthermore, for as long as the RingCentral Nominee sits on the Board, RingCentral is subject to customary standstill provisions, has a consent right over certain actions taken by the Company, and has customary preemptive rights.

Registration Rights Agreement

In connection with the Closing, the Company entered into a Registration Rights Agreement with RingCentral, pursuant to which RingCentral filed a registration statement providing for the resale, from time to time, by the Company of shares of Common Stock of RingCentral issued to the Company under the Framework Agreement.

2017 Registration Rights Agreement

In connection with our emergence from Chapter 11, we entered into a Registration Rights Agreement with certain of our creditors and their affiliates who became Company stockholders upon our emergence from bankruptcy, pursuant to which we provide them certain “demand” registration rights and customary “piggyback” registration rights. The Registration

Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended.

14	2021 Proxy Statement

Board Committees	›	CORPORATE GOVERNANCE

Arrangements Involving the Company’s Current Directors

James M. Chirico, Jr. is a director and he is Chief Executive Officer and President of the Company. The Company also employs his daughter, Mackenzie Chirico, whose salary and commissions in Fiscal 2020 were approximately $138,400.

Stephan Scholl is a director and he is the Chief Executive Officer of Alight Solutions, a leading provider of integrated benefits, payroll and cloud solutions. During Fiscal 2020, sales of the Company’s products and services to Alight Solutions were approximately $332,500 and the Company purchased approximately $5,002,900 in services from Alight Solutions.

Stanley J. Sutula, III is a director and served as the Executive Vice President and Chief Financial Officer of Pitney Bowes Inc., a business-to-business provider of equipment, software and services from January

2017 to November 2020. During Fiscal 2020, sales of the Company’s products and services to Pitney Bowes Inc. were approximately $212,800 and the Company purchased de minimis amounts of goods and services from Pitney Bowes Inc.

Arrangements Involving Other Stockholders which Beneficially Own More than 5% of Any Class of Stock

We have entered into arrangements on ordinary business terms and at an arm’s length basis with certain of our stockholders or their affiliates. Arrangements involving stockholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $120,000 in Fiscal 2020 are described below.

•

In Fiscal 2020 the Company received approximately $1,335,000 from The Vanguard Group from ordinary course sales of the Company’s products and services and the Company paid approximately $32,000 to The Vanguard Group for purchases of services.

Related Party Transaction Policy

In December 2017, our Board adopted written procedures for the review, approval and/or ratification of all transactions between the Company and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. The Board most recently reviewed this policy in August 2020 and adopted only immaterial changes.

The procedures give our Audit Committee the power to approve or disapprove existing and potential related party transactions involving our directors and our Section 16 Officers. Upon becoming aware of an existing or potential related party transaction, the Audit Committee is required to conduct a full inquiry into the facts and circumstances concerning that transaction and to determine the appropriate actions, if any, for the Company to take. In reviewing a transaction, the Audit Committee considers relevant facts and circumstances, including, but not limited to, whether the transaction is in the best interests of the Company and its stockholders, whether the terms are consistent with a transaction available on an arms-length basis and whether the transaction is in the Company’s ordinary course of business. At the discretion of the Audit Committee, consideration of a related party transaction may be submitted to the Board. A director who is the subject of a potential related party transaction is not permitted to vote in the decision-making process of the Audit Committee or Board, as applicable, relating to what actions, if any, shall be taken by us in light of that transaction.

All related party transactions identified above that occurred during Fiscal 2020 or that are currently proposed which required approval and/or ratification through the procedures described above were subject to such review procedures.

2021 Proxy Statement	15

PROPOSAL 1 Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Under our bylaws, our Board is required to consist of at least seven directors and not more than nine directors all of whom are in the same class. Currently our Board has eight members. At each annual meeting of stockholders, directors are elected to serve until the earlier of their death, resignation, retirement, disqualification, removal or incapacity or until their successors have been elected and qualified.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated James M. Chirico, Jr., Stephan Scholl, Susan L. Spradley, Stanley J. Sutula, III, Robert Theis, Scott D. Vogel, William D. Watkins and Jacqueline E. Yeaney for election as directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, except in the case of their earlier death, resignation, retirement, disqualification, removal or incapacity. Each nominee is currently serving as a director and has consented to serve for the new term. Should any nominee become unavailable for election, your proxy authorizes the named proxies to vote for such other person, if any, as the Board may recommend.

The following table identifies the experience and qualifications that our director nominees bring to the Board. As described above under “Board Composition and Director Qualifications,” the Nominating and Corporate Governance Committee formulates its recommendation of candidates to the Board after consideration of each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees.

Experience/Skills

Senior Leadership
8
Finance, Accounting or Financial Reporting
6
Corporate Governance
5
Executive Compensation
4
International Experience
7
Other Public Company Board Experience
5
Risk Management
7
Strategic Planning, Business Development, Business Operations
8

16	2021 Proxy Statement

PROPOSAL 1 Election of Directors

Each director to be elected by stockholders is elected by a plurality of votes, which means that the eight nominees receiving the most “for” votes will be elected. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and broker non-votes will not be counted for any purpose in determining whether a nominee is elected. Directors may be removed, with or without cause, upon the affirmative vote of the holders of at least a majority of our voting stock. Directors need not be stockholders but are subject to certain share ownership requirements as described in the “Compensation Discussion & Analysis” below.

Director Nominees

James M. Chirico, Jr.

Director since: 2017 Age: 63 President and Chief Executive Officer of Avaya Holdings Corp.

Personal Highlights

Mr. Chirico has been our President and Chief Executive Officer since October 1, 2017 and a member of our Board since December 15, 2017. Prior to that, from September 1, 2016 through September 30, 2017, he served as our Executive Vice President and Chief Operating Officer and was also named Head of Global Sales in November 2016. Previously he served as our Executive Vice President, Business Operations and Chief Restructuring Officer from June 14, 2010 through August 31, 2016. He served as President, Operations from January 2008 until June 14, 2010 and was appointed Chief Restructuring Officer on February 3, 2009. Prior to joining Avaya, from February 1998 to November 2007, Mr. Chirico held various senior management positions at Seagate Technology, a designer, manufacturer and marketer of hard disc drives, including Executive Vice President, Global Disc Storage Operations, from February 2006 until November 2007, and Senior Vice President and General Manager, Asia Operations, from September 2000 to February 2006.

Experience, Qualifications, Attributes and Skills

Mr. Chirico’s role as CEO, the management perspective he brings to Board deliberations and his extensive management experience at Avaya, as well as at other companies, led to the conclusion that he should serve as a director of our Company.

	Committees: • None	Other Public Company Boards: • None

Stephan Scholl

Director since: 2017 Age: 50 Chief Executive Officer of Alight Solutions

Personal Highlights

Mr. Scholl joined our Board on December 15, 2017. Mr. Scholl is currently Chief Executive Officer of Alight Solutions, a leading provider of integrated benefits, payroll and cloud solutions, a position he has held since April 13, 2020. Prior to that, from April 2012 to July 11, 2018, he served as President of Infor, Inc. (“Infor”), a privately held provider of enterprise software products and services. Previously, from 2011 until 2012, he served as President and Chief Executive Officer of Lawson Software, Inc. (“Lawson”). He helped merge Lawson into Infor in 2012. He joined Infor in 2010 as Executive Vice President of Global Sales and Consulting. Earlier, Mr. Scholl held various leadership roles at Oracle Corporation (“Oracle”), including Senior Vice President and General Manager of the Tax and Utilities Business and before that, as Senior Vice President of the North America Consulting business. He joined Oracle in 2005 with the company’s acquisition of PeopleSoft. Mr. Scholl currently sits on the boards of EG Software and 1010 Data and in the past, he has served as an advisor to several private equity firms.

Experience, Qualifications, Attributes and Skills

Mr. Scholl’s experience in software and services, including with a cloud business, his service as an executive officer of companies including as President and Chief Executive Officer, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Committees: • Compensation • Nominating & Corporate Governance	Other Public Company Boards: • None

2021 Proxy Statement	17

PROPOSAL 1 Election of Directors

Susan L. Spradley

Director since: 2017 Age: 59 Chief Executive Officer of Motion Intelligence, Inc.

Personal Highlights

Ms. Spradley joined our Board on December 15, 2017. Ms. Spradley is Chief Executive Officer of Motion Intelligence, Inc., a SaaS company specializing in preventing mobile device distraction while driving in addition to location and identification services, a position she has held since December 2017. Previously, she was a partner in the Tap Growth Group, a senior executive consulting firm focused on helping new ventures and Fortune 500 companies drive growth, from August 2017 until June 2019. In addition, she served in senior executive roles at Viavi Solutions (formerly JDSU), a publicly traded provider of strategic network solutions. She was Executive Vice President and General Manager of Product Line Management and Design from 2015 to January 2017, and before that she was Senior Vice President and General Manager of the Communications Test & Measurement Business Unit from 2013 to 2015. From April 2011 to December 2012, Ms. Spradley was the CEO/Executive Director of US Ignite, a White House and National Science Foundation initiative focused on applications for smart city implementation. Prior to serving at US Ignite, Ms. Spradley was President of the North America region at Nokia Siemens Networks and an Executive Board Member. She served in a variety of roles at Nortel before her work at Nokia Siemens Networks, most recently as President of Global Services. Additionally, from 2012 through January 2020, Ms. Spradley served as Chairman of the board of directors of US Ignite, a non-profit organization. From October 2011 until November 2012, she served on the board of directors of EXFO Inc.

Experience, Qualifications, Attributes and Skills

Ms. Spradley’s experience in the wireless telecommunications industry, including broad operating experience in sales, product portfolio management, and research and development for multiple global communications-related companies and her extensive public company executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

	Committees: • Audit • Nominating & Corporate Governance (Chair)	Other Public Company Boards: • NetScout Systems Inc. (April 2018 – Present) • Qorvo (January 2017 – Present)

Stanley J. Sutula, III

Director since: 2017 Age: 55 Chief Financial Officer of Colgate- Palmolive Company

Personal Highlights

Mr. Sutula joined our Board on December 15, 2017. Mr. Sutula has served as the Chief Financial Officer of Colgate-Palmolive Company since November 2020. He previously served as the Executive Vice President and the Chief Financial Officer of Pitney Bowes Inc., a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and data, and served in this capacity from February 2017 to November 2020. From January 2015 to January 2017, he was Vice President and Controller of International Business Machines Corporation (“IBM”), a global company that creates value for clients through integrated solutions and products that leverage data, information technology, deep expertise in industries and business processes, and a broad ecosystem of partners and alliances. From January 2014 to January 2015, he served as Vice President and Treasurer of IBM and from May 2008 to January 2014 he served as Vice President – Finance and Planning (Chief Financial Officer) of IBM’s Global Technology Services business. From 1988 to 2008, he held a number of positions at IBM including several leadership positions in the US and Europe.

Experience, Qualifications, Attributes and Skills

Mr. Sutula’s experience in senior finance positions, including as Chief Financial Officer and Controller, and his experience with software and global management, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Committees: • Audit (Chair)	Other Public Company Boards: • None

18	2021 Proxy Statement

PROPOSAL 1 Election of Directors

Robert Theis

Director since: 2020 Age: 59 General Partner of World Innovation Lab

Personal Highlights

Mr. Theis joined our Board on November 6, 2020. Mr. Theis has served as a General Partner of World Innovation Lab, a venture capital firm, since September 2016. He was a co-founder and served as Managing Partner of Garnett Theis Capital, a venture capital firm, from October 2014 to September 2016. He served as a managing director at Scale Venture Partners (“Scale Ventures”), a venture capital firm, from May 2008 to October 2014. Prior to joining Scale Ventures, from July 2000 to April 2008, Mr. Theis served as a general partner with Doll Capital Management, a venture capital firm. From July 1996 to June 2000, Mr. Theis served as Executive Vice President and served on the board of directors of New Era of Networks, Inc., a supplier of Internet infrastructure software and services. From April 1986 to June 1996, Mr. Theis served as a Managing Director at Sun Microsystems, Inc., a provider of computers and computer components acquired by Oracle Corporation, and from January 1984 to March 1986, as Marketing Manager at Silicon Graphics, Inc., a provider of high-performance computing solutions. Mr. Theis serves on the board of directors at the Computer History Museum, a museum that provides stories and artifacts of the information age and computing revolution. Mr. Theis is RingCentral’s nominee to our Board.

Experience, Qualifications, Attributes and Skills

Mr. Theis’s substantial experience as a venture capitalist investment professional and as a director of technology infrastructure and applications companies, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Committees: • None	Other Public Company Boards: • RingCentral, Inc. (August 2011 – Present)

Scott D. Vogel

Director since: 2017 Age: 45 Managing Member of Vogel Partners LLC

Personal Highlights

Mr. Vogel joined our Board on December 15, 2017. Mr. Vogel is currently a Managing Member of Vogel Partners LLC, a private investment firm, and has served in that capacity since July 2016. From 2002 through July 2016, he was a Managing Director at Davidson Kempner Capital Management, L.L.C., investing in distressed debt securities. From 1999 to 2001, he worked at MFP Investors, L.L.C. investing in special situations and turnaround opportunities. Prior to MFP Investors, he was an investment banker at Chase Securities. Mr. Vogel has served on numerous boards during his career, including the board of Seadrill Ltd. from July 2018 until February 2020, Arch Coal, Inc. from October 2016 until May 2019 and Key Energy Services, Inc. from December 2016 until April 2019. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America.

Experience, Qualifications, Attributes and Skills

Mr. Vogel’s mix of experience with executive management oversight, finance and capital markets, human resources and compensation and strategic planning, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Committees: • Audit • Compensation (Chair)	Other Public Company Boards: • Bonanza Creek Energy, Inc. (April 2017 – Present) • CBL & Associates Properties, Inc. (October 2020 – Present) • Contura Energy, Inc. (December 2019 – Present)

2021 Proxy Statement	19

PROPOSAL 1 Election of Directors

William D. Watkins

Director since: 2017 Age: 68 Independent Chair of the Board of Directors Former Chairman and Chief Executive Officer of Imergy Power Systems

Personal Highlights

Mr. Watkins joined our Board and became Chair of the Board on December 15, 2017. Mr. Watkins was most recently Chairman and Chief Executive Officer of Imergy Power Systems, a privately held energy storage solutions company, from January 2015 and September 2013, respectively, until August 2016. Previously, he served as Chairman of the Board at Bridgelux, Inc., from February 2013 to December 2013 and as its Chief Executive Officer from 2010 to February 2013. Prior to that, he served as Chief Executive Officer and board member at Seagate Technology, a publicly traded provider of electronic data storage technologies and systems, from 2004 until 2009, and before that, he was Seagate’s President and Chief Operating Officer. He joined Seagate in 1996 with the company’s acquisition of Conner Peripherals. Previously, Mr. Watkins served on the board of directors as Chairman at Bright Machines, Inc., a privately held software design manufacturing company from 2019 to 2020.

Experience, Qualifications, Attributes and Skills

Mr. Watkins’ experience in the technology industry, his operational and management experience, his experience as an executive officer of companies including as Chief Executive Officer, President and Chief Operating Officer, his expertise and familiarity with financial statements, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

	Committees: • Nominating & Corporate Governance	Other Public Company Boards: • Flex Ltd. (April 2009 – Present) • Maxim Integrated Products, Inc. (August 2008 – Present)

Jacqueline “Jackie” E. Yeaney

Director since: 2019 Age: 52 Executive Vice President, Marketing of Tableau Software

Personal Highlights

Ms. Yeaney joined our Board on March 18, 2019. Ms. Yeaney is Executive Vice President, Marketing of Tableau Software, a self-service analytics platform owned by Salesforce.com, Inc., a position she has held since August 22, 2019. Prior to that Ms. Yeaney was the Senior Vice President and Chief Marketing Officer of Ellucian, a privately held provider of software and services for higher education management, from January 2017 until April 1, 2019. She served as the Executive Vice President, Strategy and Marketing of Red Hat, Inc. (“Red Hat”), a provider of open source software solutions now owned by IBM, from 2011 to 2016 after serving as a consultant to Red Hat from 2010 to 2011. Prior to that, she served as the Chief Marketing Officer at Premiere Global Services, Inc., EarthLink, Inc. and HomeBanc Mortgage Corporation. Ms. Yeaney was also a Captain in the U.S. Air Force where she held the highest-level security clearance. Previously, Ms. Yeaney served as a Non-Executive Director at Promethean World Limited from 2014 to 2015.

Experience, Qualifications, Attributes and Skills

Ms. Yeaney’s experience with global public company technology companies, including experience with strategy, marketing and transformation in the cloud and software industries, and her executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

	Committees: • Compensation	Other Public Company Boards: • None

The Board unanimously recommends that you vote “FOR” each of the director nominees named in this proposal.

20	2021 Proxy Statement

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for Fiscal 2021 and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements since 2000. The Audit Committee and PwC do not believe that PwC’s tenure as the Company’s auditor has diminished its independence, candor, or objectivity. The Audit Committee further believes PwC’s familiarity with the Company’s business and operations allows it to conduct better, more efficient, and more effective audits. At the same time, the Audit Committee remains mindful of the risks of PwC’s long tenure and carefully monitors PwC’s performance, fee structure and any issues bearing on the independence of the firm. Representatives of PwC are expected to virtually attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of

PwC as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of shares entitled to vote (virtually or by proxy) at the Annual Meeting is required to approve the ratification of the selection of PwC as our independent registered public accounting firm. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Since this proposal is considered “routine” under the NYSE rules, no broker non-votes are expected on this proposal.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee may delegate authority to one or more members of the Audit Committee to provide such pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. This policy is set forth in the charter of the Audit Committee and available under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies. The referenced information on the Investor Relations section of our website is not a part of this Proxy Statement.

Principal Accountant Fees and Services

The following table provides information regarding the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended September 30, 2020 and 2019:

	Fiscal Years Ended September 30,
(In thousands)	2020	2019
Audit Fees	$11,171	$14,119
Audit-Related Fees	434	1,004
Tax Fees	1,475	1,109
All Other Fees	787	502
Total Fees	$13,867	$16,734

2021 Proxy Statement	21

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees under this category include due diligence services and consultation and review in connection with the adoption of new accounting policies.

Tax Fees

Tax fees consist of fees for services to support the compliance with and filing of direct and indirect tax returns for our international subsidiaries and certain due diligence and consulting services.

All Other Fees

All other fees consist of fees for other permitted services including, but not limited to, advisory services.

The Board unanimously recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

22	2021 Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended September 30, 2020, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the Company’s independent registered public accounting firm, PwC, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from PwC as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with PwC that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2020 Annual Report, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Stanley J. Sutula, III, Chair

Susan L. Spradley

Scott Vogel

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

2021 Proxy Statement	23

PROPOSAL 3 Advisory Approval of the Company’s Named Executive Officers’ Compensation (“say-on-pay”)

PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION (“SAY-ON-PAY”)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding, advisory vote on the compensation paid to our named executive officers (“NEOs”) as disclosed pursuant to Item 402 of Regulation S-K, in the “Compensation Discussion and Analysis” in this Proxy Statement. This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the policies and procedures described in this Proxy Statement.

We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section above. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

Previously, the Board determined to hold a say-on-pay vote every year until the next required advisory vote on the frequency of holding future say-on-pay votes. At our 2020 Annual Meeting, our stockholders approved, on an advisory basis, our executive compensation paid to named executive officers in Fiscal 2019.

The Board invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on executive compensation in this Proxy Statement. Based upon that review, the Board recommends that the stockholders approve, on an advisory basis, the compensation of the NEOs, as discussed and disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and any related narrative disclosure contained in this Proxy Statement. The Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:

“RESOLVED, that the stockholders of Avaya Holdings Corp. approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion included in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, we value the views of our stockholders and the Compensation Committee expects to carefully review and take into account the outcome of the vote when designing and considering future executive compensation arrangements.

The proxy holders named on the accompanying proxy card will vote in favor of the advisory “say-on-pay” vote unless a stockholder directs otherwise.

The affirmative vote of a majority of the votes cast (virtually or by proxy) at the Annual Meeting is required to approve, on a non-binding and advisory basis, the compensation paid by the Company to the NEOs as described in this Proxy Statement. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

The Board unanimously recommends a vote “FOR” the approval of the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to item 402 of regulation S-K.

24	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Quick Reference Guide

Overview

During Fiscal 2020, we achieved two quarters’ of quarter-over-quarter and year-over-year growth to close out the year and maintained our profitability while reinvesting in our business to successfully position our company for future growth. We grew our CAPS revenue, a key performance indicator, to 26% of non-GAAP revenues* as compared to 15% of non-GAAP revenues* in our prior fiscal year. In addition, consistent with our long-term capital allocation strategy, we made decisive moves to take advantage of market opportunities to improve our capital structure by repurchasing shares, paying down debt and extend debt maturities to improve shareholder value, enhance our financial flexibility and strengthen our balance sheet.

We made these advances while navigating the global coronavirus pandemic, during which almost all of our commercial operations were conducted virtually. Notwithstanding the challenges posed to our business by the pandemic, we maintained the financial metrics previously set for our Fiscal 2020 compensation program. In Fiscal 2020 our non-GAAP revenues* were $2,872 million on a constant currency basis, which was 99.2% of our annual operating plan and resulted in 88.5% achievement under the Annual Incentive Plan (“AIP”), and Adjusted EBITDA* was $710 million, which was 105% of our annual operating plan and resulted in 187.2% AIP achievement.

*

Non-GAAP revenue and Adjusted EBITDA are financial performance metrics that are not calculated and presented in accordance with GAAP. See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure, as well as information on the calculation of constant currency.

2021 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS	›	Fiscal 2020 Named Executive Officers

Fiscal 2020 Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) explains the key elements of the compensation of our NEOs and describes the objectives and principles underlying our Company’s executive compensation program for Fiscal 2020. For Fiscal 2020, our NEOs were:

Name	Title as of September 30, 2020

James M. Chirico, Jr.	President and CEO

Kieran McGrath	Executive Vice President and Chief Financial Officer

Anthony Bartolo(1)	Executive Vice President and Chief Product Officer

Shefali Shah	Executive Vice President, General Counsel and Chief Administrative Officer

Stephen Spears(2)	Executive Vice President and Chief Revenue Officer

(1)	Mr. Bartolo commenced employment on December 9, 2019.

(2)	Mr. Spears commenced employment on September 15, 2020.

Primary Elements of Compensation

Element	Form	Objective

Base Salary	Fixed Pay: Cash	• Provide a fixed portion of annual income to attract and retain qualified executives
Annual Incentives	Variable Pay: Cash	• Focus executives’ attention on annual financial, operational, and strategic objectives that support long-term strategy and value creation

Long-Term Incentives	Variable Pay: Equity -50% RSUs -50% performance-based restricted stock units (“PRSUs”)	• Directly align executive pay with long-term stockholder value • Focus executives on long-term performance goals • Retain executives

Stockholder Engagement & Results of Say-on-Pay Vote

It is Avaya’s practice to engage with our investors on a regular basis to consistently keep open dialogue about our business, prospects and performance. We typically meet with over 300 investors each year as part of our investor relations program and with our top 25 active stockholders each quarter. During Fiscal 2020, our investor relations team participated in nineteen conference events and responded to numerous inbound requests for information and input. We believe these interactions allow for a productive exchange of ideas between management and our stockholders. Our investor relations team discusses with our stockholders any subject they wish to raise, subject to the limitations of applicable securities law, including matters of capital allocation and financing activities, strategy, environmental, social and corporate governance (“ESG”) and executive compensation.

Based on stockholder feedback, we believe these engagement efforts, as well as actions taken after our “Say-on-Pay” advisory vote at our 2019 Annual Meeting, were well received by our stockholders.

At our 2020 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for Fiscal 2019. We were pleased that approximately 93% of stockholder votes cast were in favor of our executive compensation program for Fiscal 2019. We believe this strong support recognized the actions which the Board and senior management took to address stockholder concerns regarding our executive compensation program following the disappointing results of the Say-on-Pay advisory vote held at our 2019 Annual Meeting. The Compensation Committee and stockholders (as seen by the high support for last year’s Say-on Pay vote) believe that the changes which were made in Fiscal 2019 enhanced our executive compensation practices and help align executive compensation with our Company’s business and strategic objectives, as well as support long-term stockholder value creation.

The Compensation Committee continues to evaluate its approach to executive compensation and will continue to consider the outcome of our Say-on-Pay

26	2021 Proxy Statement

Stockholder Engagement & Results of Say-on-Pay Vote	›	COMPENSATION DISCUSSION AND ANALYSIS

votes when making future compensation decisions for the NEOs. We welcome input from our stockholders on our compensation policies and compensation program at any time.

Key Elements of Our Executive Compensation Program

Base Salaries

There were no changes to the base salaries from Fiscal 2019 for the continuing NEOs. Base salaries for executives hired in Fiscal 2020 were set as a part of the arm’s length negotiation of the applicable employment arrangements, taking into consideration our executive compensation principles and competitive market practices. The Fiscal 2020 base salaries for the NEOs are set forth below:

Named Executive Officer	Fiscal 2020 Base Salary ($)

James M. Chirico, Jr.	1,250,000

Kieran McGrath	650,000

Anthony Bartolo	650,000

Shefali Shah	600,000

Stephen Spears	600,000

Short-Term Incentives

Annual cash bonus opportunities for each NEO in respect of Fiscal 2020 were 100% based on achievement of performance goals. Mr. Spears, who joined the Company on September 15, 2020, was not eligible for a Fiscal 2020 annual cash bonus.

The Company’s Board-approved Fiscal 2020 financial plan served as the basis for the AIP, our annual cash incentive plan, as approved by the Compensation Committee. The AIP was designed to drive the Company’s objective of profitable, revenue growth in Fiscal 2020. The funding for NEO bonuses under the AIP was determined based on

Fiscal 2020 non-GAAP revenue* (measured in constant currency) (70%) and Adjusted EBITDA* (30%) for the NEOs other than Mr. Chirico (whose AIP opportunity was also based on the CAPS metrics, as described below) each as measured against pre-established threshold, target and maximum levels as shown in the tables below:

Non-GAAP Revenue * (measured in constant currency using the exchange rate in effect on September 30, 2019)

Threshold	$2,750 million

Target	$2,895 million

Max	$3,040 million

Actual:	$2,872 million

Adjusted EBITDA *

Threshold	$637 million

Target	$680 million

Max	$714 million

Actual:	$710 million

*

Non-GAAP revenue and Adjusted EBITDA are financial performance metrics that are not calculated and presented in accordance with GAAP. See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure, as well as information on the calculation of constant currency.

The Compensation Committee approved non-GAAP revenue* and Adjusted EBITDA* goals that were lower than actual levels of achievement for Fiscal 2019 as a result of contemplated investments in go-to-market motions, cloud development and processing capabilities to accelerate the Company’s transition to a cloud and subscription as a service company. The Compensation Committee believes

2021 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS	›	Key Elements of our Executive Compensation Program

growth in the Company’s cloud offerings, including the Company’s Contact Center as a service (CCaaS) solution, will drive sustainable, long-term value creation.

The bonus payout opportunity under the AIP for Messrs. McGrath and Bartolo and Ms. Shah was based 100% on the corporate financial goals set forth above and for each of them the target and maximum bonus opportunities were 100% of base salary, prorated as applicable for time in service in that position, and 200% of that bonus target, respectively.

Mr. Chirico’s target bonus opportunity was 150% of his base salary and his maximum bonus opportunity was 200% of that bonus target. Mr. Chirico’s annual bonus was based (i) 50% on the corporate financial goals under the AIP described above and (ii) 50% on the Company’s achievement of its Cloud and Alliance Partner and Subscription (“CAPS”) metric. The CAPS metric was designed to track high value revenue and serve as a relevant measure for the Company’s transformation to a cloud and SaaS company. CAPS achievement was measured against pre-established threshold, target and maximum levels as shown in the table below:

CAPS Revenue

Threshold	$450.9 million

Target	$501.0 million

Max	$551.1 million

Actual:	$762.0 million

The table below presents the achievements under the AIP and the CAPS metric and the resulting payouts to our NEOs in respect of Fiscal 2020 (as further detailed in the Summary Compensation Table):

	Corporate Financial Metrics					CAPS

Named Executive Officer	Non-GAAP Revenue Growth Attainment		% Earned	Adjusted EBITDA Attainment	% Earned	CAPS Revenue Attainment	% Earned	Total % of Target Bonus Earned	Actual AIP Earned

James M. Chirico, Jr.	$2,872 million	[1]	88.5%	$710 million	187.2%	$762 million	200%	159%	$2,982,281

[1]	Measured in constant currency using the exchange rate in effect on September 30, 2020.

	Corporate Financial Metrics

Named Executive Officer	Non-GAAP Revenue Growth Attainment		% Earned	Adjusted EBITDA Attainment	% Earned	Total % of Target Bonus Earned	Actual AIP Earned

Kieran McGrath	$2,872 million	[1]	88.5%	$710 million	187.2%	118%	$767,715

Anthony Bartolo	$2,872 million	[1]	88.5%	$710 million	187.2%	118%	$767,715

Shefali Shah	$2,872 million	[1]	88.5%	$710 million	187.2%	118%	$708,660

[1]	Measured in constant currency using the exchange rate in effect on September 30, 2019.

New Hire Sign-on Bonuses

In connection with his hire, Mr. Bartolo received a one-time sign-on bonus of $650,000.

In connection with his hire in September 2020, Mr. Spears received a one-time sign-on bonus of $750,000 and was guaranteed an annual bonus with respect to Fiscal 2021 of at least 125% of his target bonus, assuming continued employment through the regular bonus payment date. No bonus guarantees exist beyond Mr. Spears’ first full fiscal year of employment.

Upon a termination for cause or a voluntary termination prior to the first anniversary of the hire date, as applicable, each of these sign-on bonuses

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Key Elements of our Executive Compensation Program	›	COMPENSATION DISCUSSION AND ANALYSIS

must be repaid to the Company, pro-rated based on completed months of employment. When approving the hiring bonuses for Messrs. Bartolo and Spears, the Compensation Committee took into consideration potential payments forgone by each executive when joining Avaya.

Equity Awards

Fiscal 2020 Equity Awards

In Fiscal 2020, the equity awards to the CEO and the other NEOs continuing from Fiscal 2019 (Mr. McGrath and Ms. Shah) were 50% performance-based and 50% time-based in the form of RSUs under the Avaya Holdings Corp. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”).

In connection with his hire in Fiscal 2020, Mr. Bartolo received stock options and time-based RSUs under the Avaya Holdings Corp. 2019 Omnibus Inducement Equity Plan (the “Inducement Plan”). He also received an annual award consistent with the awards granted to the CEO and the other NEOs continuing from Fiscal 2019 consisting of 50% performance-based and 50% time-based in the form of RSUs under the 2017 Equity Incentive Plan.

In connection with his hire in Fiscal 2020, Mr. Spears received a hiring award of time-based RSUs under the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The time-based RSUs vest one-third on the first anniversary of the grant date and then in equal, quarterly installments over the next two years, subject to continued employment.

The PRSU awards to the NEOs detailed below (the “FY2020 PRSUs”) will be earned if Adjusted EBITDA is achieved against pre-established threshold, target, and maximum levels established for each of the three separate fiscal years included in the total performance period (i.e., fiscal years 2020, 2021 and 2022). The applicable threshold, target and maximum levels for each fiscal year were established at the beginning of the total three-year performance period based on our current strategic plan. With respect to each fiscal year within the total three-year performance period, FY2020 PRSUs are eligible to be earned in respect of performance achieved as follows: 0% below threshold, 50% at threshold, 100% at target, and 150% at maximum level, with points in between being linearly interpolated; provided, that the Compensation Committee has the discretion to equitably adjust Adjusted EBITDA for any performance year to reflect the impact of special or non-recurring events not known as of the grant date in order to prevent the enlargement or dilution of benefits under the award. At the end of the total three-year performance period, the percentage of FY2020 PRSUs eligible to vest may be adjusted up or down by 25% based on a relative Total Shareholder Return (“TSR”) modifier using the Russell 2000 Index in effect on the date of grant for achievement in the top or bottom quartile, respectively, and no change for achievement in the second or third quartile. If at the end of the total three-year performance period the Company’s absolute TSR is negative, then no more than the target number of FY2020 PRSUs granted will be eligible to vest. Earned FY2020 PRSUs will not be settled for the recipients until the end of the applicable three-year performance period, subject to satisfaction of service-based vesting requirements set forth in the applicable award agreement.

2021 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS	›	Key Elements of our Executive Compensation Program

In Fiscal 2020, the NEOs received equity awards in respect of the underlying shares of the Company’s common stock with grant date fair values detailed below that have been approximated and therefore differ slightly from those set forth in the Summary Compensation Table. It is important to note that the values shown below represent target opportunities, meaning that these amounts represent the “target” levels of compensation that may be earned in the future based on the value of the underlying shares, and are not actual earned amounts. The amounts actually earned (if any) will be determined on the date(s) on which the awards actually vest, based on continued employment and performance against the performance goals (if applicable) as described below. For more information on grants to the NEOs during Fiscal 2020, see “Executive Compensation — Grants of Plan-Based Awards in Fiscal 2020.”

Named Executive Officer	RSU Award as of Grant Date ($)	Common Stock Underlying RSU Award (#)	Option Award as of Grant Date ($)	Common Stock Underlying Option Award (#)	PRSU Award Opportunity as of Grant Date ($)	Common Stock Underlying PRSU Award (#)	Total Equity Award Opportunity as of Grant Date ($)	Common Stock Underlying Total Equity Award (#)

James M. Chirico, Jr.(1)	$3,228,239	253,593			$3,228,239	253,593	$6,456,478	507,186

Kieran McGrath(1)	$875,000	73,964			$875,000	73,964	$1,750,000	147,928

Anthony Bartolo(2)	$2,000,000	175,746	$1,000,000	163,666	$1,000,000	87,873	$4,000,000	427,285

Shefali Shah(1)	$625,000	52,832			$625,000	52,831	$1,250,000	105,663

Stephen Spears(3)	$2,800,000	188,552					$2,800,000	188,552

(1)	These awards were granted under the 2017 Equity Incentive Plan.

(2)	87,873 RSUs and the options listed above were granted under the Inducement Plan; 87,873 RSUs and the PRSUs listed above were granted under the 2017 Equity Incentive Plan.

(3)	These awards were granted under the 2019 Equity Incentive Plan.

Fiscal 2019 PRSUs

Ms. Shah received PRSUs in Fiscal 2019 (the “FY2019 PRSUs”) with substantially the same design as the FY2020 PRSUs described above except that 75% of the PRSUs may be earned in respect of performance at the threshold level. In Fiscal 2019, our CEO received a PRSU award (the “CEO FY2019 PRSU”) which will be earned if the average closing price of the Company’s Common Stock equals or exceeds $23.50 for 60 consecutive days within three years of the February 11, 2019 grant date (representing appreciation in the stock price of more than 50% from the date of grant), subject to Mr. Chirico’s continued employment.

Fiscal 2020 Performance – Fiscal 2019 PRSUs and Fiscal 2020 PRSUs

At the end of Fiscal 2020, the CEO FY2019 PRSU stock price goal had not yet been achieved.

For purposes of the FY2020 PRSUs and the FY2019 PRSUs, Fiscal 2020 Adjusted EBITDA was $710 million, which was above the “maximum” level of Adjusted EBITDA for the FY2020 PRSUs and below the “threshold” level of Adjusted EBITDA for the FY2019 PRSUs. As such, as a result of Fiscal 2020 performance as detailed below, 150% of the tranche of FY2020 PRSUs attributable to Fiscal 2020 performance, and 0% of the tranche of the Fiscal 2019 PRSUs attributable to Fiscal 2020 performance, remain eligible for vesting:

	Fiscal 2020 Adjusted EBITDA (in millions)			Fiscal 2020 Actual Adjusted EBITDA (in millions)	PRSUs Eligible for Vesting
PRSU Awards	Threshold	Target	Maximum

FY2019 PRSUs (Year 2)	$740	$781	$822	$710	0%

FY2020 PRSUs (Year 1)	$632	$680	$707	$710	150%

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Determination of NEO Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

Goals for each PRSU award are aligned to our strategic plan at the time the award is granted, and performance for each fiscal year in the three-year performance period is measured independently. The Adjusted EBITDA goal pertaining to Fiscal 2020 was lower for the FY2020 PRSU award than for the FY2019 PRSU award to reflect changes in our plan to account for investments by the Company to accelerate its transition to a cloud and subscription as a service company designed to create sustainable, long-term value creation. No adjustments were made to incentive goals for either cycle after the awards were granted.

Determination of NEO Compensation

Our executive compensation principles reflect the following core beliefs:

•	Pay-for-performance

•	Annual incentives tied to the successful achievement of challenging pre-established financial and non-financial operating goals that support our annual business plans

•

Long-term incentives that provide opportunities for executives to earn equity compensation for multi-year employment retention and achieving challenging financial and strategic goals that drive our longer-term stockholder value, while aligning the interests of senior executives with stockholders through Company ownership

The Company’s executive compensation program is governed by the Compensation Committee with the support of management and the Compensation Committee’s independent compensation consultant.

Summarized below are roles and responsibilities of the parties that participate in development of the Company’s executive compensation program.

Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program with responsibilities set forth in its charter, including:

•	Developing our executive compensation philosophy;

•	Approving base salaries, short-term and long-term programs and opportunities for senior executives;

•	Assessing performance and approving earned incentives for senior executives;

•	Approving long-term incentive grants, including performance goals and award terms;

•	Approving severance programs for senior executives and executive participation;

•	Approving policies and practices that mitigate compensation-related risks to the Company; and
•	Producing a Compensation Committee report to be included in the Company’s annual proxy statement or annual report on Form 10-K.

Management

Our CEO reviews the performance of the other NEOs and makes recommendations to the Compensation Committee on their base salary and short- and long-term opportunities. Our CEO does not provide input regarding his own compensation. Our human resources team also supports the Compensation Committee in the design, implementation and administration of our compensation program.

Independent Compensation Consultants

Pursuant to its charter, the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. Any such engagement may only be made after taking into consideration of all factors relevant to that person’s independence from management and the Company, as outlined in the applicable NYSE rules. For Fiscal 2020, the Compensation Committee continued to engage an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), after assessing its independence in accordance with applicable NYSE rules. FW Cook does not provide any other services to us and its work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. FW Cook provides the Compensation Committee with competitive market data, assistance on evaluation of the peer group composition, input to incentive program design and information on relevant market trends.

Competitive Market Information

Talent for senior-level management positions and key roles in the organization can be acquired across a spectrum of high-tech and software companies. As

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COMPENSATION DISCUSSION AND ANALYSIS	›	Determination of NEO Compensation

such, we utilize competitive compensation information from both high-tech and software company compensation surveys, as well as from a group of companies of similar size and/or complexity (the “Compensation Peer Group”), in the following ways:

•	As an input in developing base-salary ranges, short- and long-term equity award ranges

•	To evaluate share utilization by reviewing overhang levels and annual run rates

•	To evaluate the form and mix of equity awarded to NEOs

•	To evaluate share ownership guidelines

•	To assess the competitiveness of total direct compensation awarded to NEOs
•	As an input in designing compensation plans, benefits and perquisites

In addition to the Compensation Peer Group, the Compensation Committee also reviews pay data from the Radford Global Compensation Survey, with a focus on technology companies of a comparable revenue size to our Company. The survey data provides a significant sample size, includes information for management positions below senior executives, and is used to supplement the pay data from the Compensation Peer Group. While the Compensation Committee examines executive compensation data from surveys and the Compensation Peer Group, competitive compensation information is not the sole factor in its decision-making process.

Compensation Peer Group

The Compensation Peer Group for Fiscal 2020 and Fiscal 2021 were approved by the Compensation Committee in May 2019 and May 2020, respectively, following an assessment of our Compensation Peer Group with guidance from FW Cook. For Fiscal 2021, one company was removed and one was added. The peer group changes were made to address peer group activity (removal of LogMein in anticipation of its buyout by private equity firms, which occurred in September 2020) and to maintain a balanced sample (addition of CDK Global). The revised Compensation Peer Group of fifteen companies has been used for Fiscal 2021 compensation planning and actions.

Other Benefits

Our NEOs are eligible to participate in benefit plans of the Company that are made available to the Company’s employees generally, including a 401(k) plan and an employee stock purchase plan (the

“ESPP”). Under the 401(k) plan, the Company matched 50% of employee contributions up to 5% of eligible pay. Pursuant to the ESPP, eligible employees are able to purchase shares of Company Common Stock through periodic payroll deductions at a discount from the then-current market price.

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Determination of NEO Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

Other than the limited perquisites noted below, the Company generally does not grant perquisites to the NEOs that are different from the perquisites available to all Company employees. NEOs are entitled to the following perquisites:

•	An annual stipend ($20,000 paid to our CEO and $15,000 to the other NEOs) to offset financial counseling fees incurred by such NEO.

•	In each of calendar year 2019 and 2020, an executive physical program was available to NEOs, to ensure management team continuity and planning. This program was discontinued in calendar year 2021.

•	From October 2019 to March 2020, Mr. McGrath received a housing allowance to help defray the costs associated with regular travel from his office location to his residence.

•	In connection with his hire, Mr. Bartolo received a one-time reimbursement of relocation expenses of $93,352.

The Committee reviews executive benefits and perquisites on an annual basis.

Share Ownership Guidelines

In fiscal 2018, the Compensation Committee approved share ownership guidelines for our NEOs, which are designed to align their long-term financial interests with those of our stockholders by increasing stock ownership levels. The NEO share ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
CEO	6 times base salary
Other NEOs	2 times base salary

If an NEO is not in compliance with his or her ownership guideline, such NEO must retain at least 50% of the net shares received as the result of the exercise, vesting or payment of any equity award after any selling or withholding of stock to pay taxes associated with vesting until the ownership guideline is met. As of the end of Fiscal 2020, all NEOs were in compliance with their applicable ownership guideline. The Compensation Committee is responsible for the administration of the share ownership guidelines, including granting any exceptions and addressing any failure to meet or show sustained progress to meet the ownership guidelines.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (and such individuals’ immediate family and household members) from entering into hedging transactions involving our securities. “Covered Individuals” means our (i) directors; (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes Senior Vice Presidents, Vice Presidents and Senior Directors, and individuals involved in the preparation of internal and external financial reports and SEC reports). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Clawback Policy

The Board has adopted a compensation recoupment policy that provides the Board discretion to recover incentive compensation paid to current and former executives in the event of an accounting restatement triggered by our material noncompliance with any financial reporting requirement under the securities laws.

Executive Severance Plans

Each of the Involuntary Separation Plan for Senior Executives (“Separation Plan”) and the Change in Control Severance Plan (“CIC Plan”), which are described later in this CD&A and were approved by the Compensation Committee in fiscal 2018, are intended to provide transitional assistance to certain senior executives whose employment is involuntarily terminated by us. All currently employed NEOs other than our CEO are participants in the CIC Plan and the Separation Plan. Our CEO’s Executive Employment Agreement contains change in control provisions described later in this CD&A.

2021 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS	›	Determination of NEO Compensation

The following table highlights the key plan provisions (certain terms used in the following table are defined in the respective plan):

Element	CEO Employment Agreement (CIC Related)	CEO Employment Agreement (Non-CIC Related)	CIC Plan Provisions	Separation Plan Provisions

Cash Severance (multiple of sum of base salary and target bonus opportunity)	3.0x	2.0x	1.5x	1.0x

In-cycle bonus	Pro-rata target bonus	None	Pro-rata target bonus	None

Benefits Continuation	18 months	18 months	18 months	12 months

Equity acceleration	All equity awards will fully vest upon a qualifying termination within 6 months before or 24 months after a CIC (double trigger).	Acceleration pursuant to the applicable award agreement(s), as summarized in the table below.	Treatment of performance-based awards granted on or after February 11, 2019 will be governed by the terms of the applicable award agreement, summarized in the table below.	Acceleration pursuant to the applicable award agreement(s) as summarized in the table below.

Treatment of Equity Awards upon Certain Terminations of Employment

The table below summarizes the treatment for outstanding equity awards held by NEOs upon certain terminations of employment, including upon the occurrence of a change in control (a “CIC”), which terms are more fully described in the 2017 Equity Incentive Plan, the Inducement Plan or the 2019 Equity Incentive Plan, as applicable, and the applicable award agreements. The RSUs and stock options granted to Mr. Chirico and Ms. Shah when the Company emerged from Chapter 11 restructuring (“Emergence Awards”), which were negotiated among certain Company creditors and the Company and approved by the Chapter 11 bankruptcy court, fully vested on December 31, 2020.

34	2021 Proxy Statement

Determination of NEO Compensation	›	COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards	Non-CIC Termination of Employment	CIC Termination of Employment
CEO FY2019 PRSUs

Upon a termination prior to the end of the performance period by the Company without “cause” or resignation for “good reason” without a CIC, then, to the extent the applicable stock price goal has been achieved prior to the termination date, the CEO FY2019 PRSU will vest on a pro-rated basis.

In connection with any other termination of employment or to the extent that the applicable stock price goal has not been achieved prior to the terminate date, the CEO FY2019 PRSUs will be forfeited upon termination.

If a CIC occurs prior to the end of the performance period and either (i) the stock price goal has been achieved, or (ii) the value of the consideration received by the Company’s stockholders (on a per share basis) equals or exceeds the stock price goal, then the CEO FY2019 PRSU will be treated in accordance with the CIC provisions under the 2017 Equity Incentive Plan that permit the awards to be assumed, substituted or accelerated in connection with the CIC, in the discretion of the Compensation Committee.

Otherwise, the CEO FY2019 PRSUs will be cancelled in connection with a CIC.

FY2019 PRSUs & FY2020 PRSUs	If a termination occurs prior to the vesting date, all awards are forfeited.

If a CIC occurs prior to the vesting date, then the PRSUs will be treated in accordance with the CIC provisions under the 2017 Equity Incentive Plan that permit the awards may be assumed, substituted or accelerated in connection with the CIC, in the discretion of the Compensation Committee.

If PRSUs are converted into new awards following a CIC, and the recipient’s employment is terminated without Cause (other than death or Disability) or for Good Reason prior to vesting during a Potential Change in Control Period (as defined in the CIC Plan) or within 12 months of a CIC, then:

•  Earned units from a performance year ending prior to the termination date, vest immediately.

•  Units eligible to be earned in the year of the termination or any subsequent performance year, vest immediately at “target” level.

RSUs and Options

If a CIC occurs prior to the applicable vesting date, the award will be treated in accordance with the CIC provisions under the 2017 Equity Incentive Plan, Inducement Plan or 2019 Equity Incentive Plan, as applicable that permit the awards to be assumed, substituted or accelerated in connection with the CIC, in the discretion of the Compensation Committee.

If the awards are converted into new awards following a CIC and employment is terminated without Cause, for Good Reason or due to death or Disability within 24 months of a CIC, the award fully vests.

2021 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS	›	Determination of NEO Compensation

Deductibility of Compensation Expenses

Under Section 162(m) of the Code, compensation paid to a publicly held company’s “covered employees” (as defined in Section 162(m) of the Code) that exceeds $1 million is generally not tax deductible. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million deduction limit, but this exception was repealed pursuant to the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017 (although transition relief may be available for certain non-binding contracts in place as of November 2, 2017).

The Compensation Committee considers the impact of Section 162(m) of the Code when designing and implementing incentive compensation plans, however, the Compensation Committee believes that the deductibility of compensation should not govern the design features of our executive compensation arrangements. As a result, compensation that is paid to our “covered employees” (as defined under Section 162(m)) exceeding $1 million is not expected to be deductible for federal income tax purposes.

Risk Assessment in Compensation Programs

The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.

In August 2020, the Compensation Committee reviewed the comprehensive global risk assessment of our compensation policies and practices conducted by management in Fiscal 2020. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors. Based on the review, the Compensation Committee believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Scott D. Vogel, Chair

Stephan Scholl

Jacqueline E. Yeaney

36	2021 Proxy Statement

Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

Fiscal 2020 Summary Compensation Table

Name	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incent. Plan Comp.(4)	All Other Comp.(5)	Total

James M. Chirico, Jr. President and Chief Executive Officer	2020	$1,250,000		$6,879,978		$2,982,281	$46,365	$11,158,624
	2019	$1,250,000		$3,065,813			$46,240	$4,362,053
	2018	$1,250,000	$5,250,000	$22,147,896	$3,866,629	$312,500	$44,875	$32,871,900

Kieran McGrath EVP and Chief Financial Officer	2020	$650,000		$1,857,976		$767,715	$58,078	$3,333,769
	2019	$435,689	$650,000	$3,999,985			$41,169	$5,126,843

Anthony Bartolo EVP and Chief Product Officer	2020	$529,356	$650,000	$3,114,219	$1,000,000	$767,715	$123,163	$6,184,453

Shefali Shah EVP, General Counsel and CAO	2020	$600,000		$1,327,127		$708,660	$22,113	$2,657,900
	2019	$600,000		$1,193,200			$30,375	$1,823,575
	2018	$473,810	$1,100,000	$1,845,654	$322,221	$235,068	$25,080	$4,001,833

Stephen Spears EVP and Chief Revenue Officer	2020	$27,273	$750,000	$2,799,997				$3,577,270

(1)	Salary amounts shown for Messrs. Bartolo and Spears reflect pro-rated amounts based on their commencement of employment on December 9, 2019 and September 15, 2020, respectively.

(2)

For Fiscal 2020, amounts shown include sign-on bonus for Mr. Bartolo ($650,000) and Mr. Spears ($750,000). For Fiscal 2019, amounts shown include sign-on bonus for Mr. McGrath ($650,000). For fiscal 2018, for Mr. Chirico, includes sign-on bonus ($2,500,000), one-time emergence bonus ($250,000) and guaranteed AIP award ($2,500,000); and for Ms. Shah, includes sign-on bonus ($500,000) and guaranteed AIP award ($600,000).

(3)

For Fiscal 2020, amounts represent equity grants of RSUs, PRSUs and Stock Options. For Messrs. Chirico and McGrath, and Ms. Shah, the grants consist of 50% RSUs and 50% PRSUs. For Mr. Bartolo, the grant consists of RSUs, PRSUs and Stock Options. For Mr. Spears, the grant consists solely of RSUs. For Fiscal 2020, the stock awards were granted on December 6, 2019 for Mr. McGrath and Ms. Shah, on December 9, 2019 for Mr. Bartolo, on December 23, 2019 for Mr. Chirico, and on September 15, 2020 for Mr. Spears. Amounts shown represent the aggregate grant date fair value of each award as calculated in accordance with ASC 718. The aggregate grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. Assuming maximum level of achievement, the grant date fair value of the PRSUs for each of Messrs. Chirico, McGrath and Bartolo, and Ms. Shah would have been $4,404,910, $1,186,013, $1,344,457 and $847,145, respectively. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for an explanation of the assumptions used in the valuation of stock awards. For Mr. Chirico and Ms. Shah, the stock and option awards in fiscal 2018 were granted on December 15, 2017 as part of the emergence grants.

(4)

Amounts shown under Fiscal 2020 represent awards under the Fiscal 2020 annual incentive plan for Messrs. Chirico, McGrath and Bartolo and for Ms. Shah. Mr. Spears was not eligible for a Fiscal 2020 annual incentive plan award. For Mr. Chirico and Ms. Shah, amounts shown under fiscal 2018 represent awards under the fiscal 2018 executive annual incentive plan in excess of the guaranteed bonus amounts.

(5)	The following table separately quantifies “all other compensation” amounts for Fiscal 2020.

Name	Financial Counseling	Life Insurance Premiums	Life Insurance Imputed Income	HSA Earned	401(k) Company Match	Relocation	Housing Allowance	Total
James M. Chirico, Jr	$20,000	$2,400	$15,840	$1,000	$7,125			$46,365
Kieran McGrath	$15,000	$2,200	$15,840		$7,038		$18,000	$58,078
Anthony Bartolo	$15,000	$2,000	$4,140	$500	$8,171	$93,352		$123,163
Shefali Shah	$15,000	$645	$968	$500	$5,000			$22,113
Stephen Spears

2021 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS	›	Executive Compensation Tables

Fiscal 2020 Grants of Plan-Based Awards

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Estimated Future Payouts under Equity Incentive Plan Awards(4)			Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)			Threshold ($)	Target ($)	Maximum ($)

James M. Chirico, Jr.	10/1/2019	(1)	$468,750	$1,875,000	$3,750,000
	12/23/2019					253,593						$3,228,239
	12/23/2019							$1,829,673	$3,651,739	$4,404,910		$3,651,739

Kieran McGrath	10/1/2019	(1)	$162,500	$650,000	$1,300,000
	12/6/2019					73,964						$874,994
								$492,600	$982,982	$1,186,013		$982,982

Anthony Bartolo	12/9/2019	(1)	$162,500	$650,000	$1,300,000
	12/9/2019						163,666				$11.38	$999,999
	12/9/2019					87,873						$999,995
	12/9/2019					87,873						$999,995
	12/9/2019							$557,994	$1,114,230	$1,344,457		$1,114,230

Shefali Shah	10/1/2019	(1)	$150,000	$600,000	$1,200,000
	12/6/2019					52,832						$625,003
	12/6/2019							$351,854	$702,124	$847,145		$702,124

Stephen Spears	9/15/2020	(1)										$—
	9/15/2020					188,552						$2,799,997

(1)	Amounts shown represent the Fiscal 2020 threshold, target and maximum amounts payable under the AIP, which is discussed above under Key Elements of our Executive Compensation Program.

(2)	For Messrs. Chirico, McGrath and Bartolo and Ms. Shah, these RSU awards vest 33.34% on the date closest to quarterly vest date, and following, the first anniversary; and 8.33% quarterly thereafter.

(3)	For Mr. Spears, the RSU award vests 33.34% on the first anniversary of the grant date and 8.33% quarterly thereafter.

(4)	Amounts shown represent grant date fair value of each performance-based award based on threshold, target and maximum achievement, respectively, during the applicable three-year performance period.

(5)

Amounts shown represent the aggregate grant date fair value of each award as calculated in accordance with ASC 718. The aggregate grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for an explanation of the assumptions used in the valuation of these awards.

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Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at year-end Fiscal 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)(3)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (4)	Market Value of Shares or Units of Stock that have not vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have not vested ($)(7)
James M. Chirico, Jr.	446,399	40,582	$19.46	12/15/2027
					121,746	$1,850,539
					253,593	$3,854,614
							274,223	$4,168,190
							253,593	$3,854,614
Kieran McGrath					128,866	$1,958,763
					73,964	$1,124,253
							73,964	$1,124,253
Anthony Bartolo		163,666	$11.38	12/9/2029
					87,873	$1,335,670
					87,873	$1,335,670
							87,873	$1,335,670
Shefali Shah	37,200	3,382	$19.46	12/15/2027
					10,146	$154,219
					20,136	$306,067
					52,832	$803,046
							40,270	$612,104
							52,831	$803,031
Stephen Spears
					188,552	$2,865,990

(1)	Represents the exercisable portion of stock options granted and outstanding.

(2)	Represents the unvested and unexercisable portion of stock options granted and outstanding.

(3)	The stock option awards are scheduled to vest as follows:

Name	Number of Securities Underlying Options	Grant Date	Vesting Description

James M. Chirico, Jr.	486,981	12/15/2017	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter

Anthony Bartolo	163,666	12/9/2019	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Shefali Shah	40,582	12/15/2017	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter

2021 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS	›	Executive Compensation Tables

(4)	The RSU awards are scheduled to vest as follows:

Name	RSU Award	Grant Date	RSUs Vested	RSUs Cancelled	RSUs Unvested	Vesting Description

James M. Chirico, Jr.	1,460,943	12/15/2017	1,339,197		121,746	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter

James M. Chirico, Jr.	253,593	12/23/2019			253,593	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Kieran McGrath	257,731	2/11/2019	128,865		128,866	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant

Kieran McGrath	73,964	12/6/2019			73,964	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Anthony Bartolo	87,873	12/9/2019			87,873	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Anthony Bartolo	87,873	12/9/2019			87,873	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Shefali Shah	121,745	12/15/2017	111,599		10,146	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter

Shefali Shah	40,270	2/11/2019	20,134		20,136	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant

Shefali Shah	52,832	12/6/2019			52,832	33.34% on the date closest to Feb 15, May 15, Aug 15, Nov 15, and following the 1st anniversary; 8.33% quarterly thereafter

Stephen Spears	188,552	9/15/2020			188,552	33.34% on 1st anniversary; 8.33% quarterly thereafter on Feb 15, May 15, Aug 15, Nov 15

(5)	Determined using the closing price of a share of the Company’s Common Stock on September 30, 2020, the last day of the fiscal year, which was $15.20 per share.

(6)	The PRSU awards are scheduled to vest as follows:

Name	PRSU Award	Grant Date	PRSUs Vested	PRSUs Cancelled	PRSUs Unvested	Vesting Description

James M. Chirico, Jr.	274,223	2/11/2019			274,223	Vesting, if any, is eligible to occur February 11, 2022, subject to achievement of the applicable performance conditions

James M. Chirico, Jr.	253,593	12/23/2019			253,593	Vesting, if any, is eligible to occur February 15, 2023, subject to achievement of the applicable performance conditions

Kieran McGrath	73,964	12/6/2019			73,964	Vesting, if any, is eligible to occur February 15, 2023, subject to achievement of the applicable performance conditions

Anthony Bartolo	87,873	12/9/2019			87,873	Vesting, if any, is eligible to occur February 15, 2023, subject to achievement of the applicable performance conditions

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Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Name	PRSU Award	Grant Date	PRSUs Vested	PRSUs Cancelled	PRSUs Unvested	Vesting Description

Shefali Shah	40,270	2/11/2019			40,270	Vesting, if any, is eligible to occur February 15, 2022, subject to achievement of the applicable performance conditions

Shefali Shah	52,831	12/6/2019			52,831	Vesting, if any, is eligible to occur February 15, 2023, subject to achievement of the applicable performance conditions

(7)	Determined using the closing price of a share of the Company’s Common Stock on September 30, 2020, the last day of the fiscal year, which was $15.20 per share.

Stock Vested

The following table sets forth information regarding stock award vesting for our NEOs during Fiscal 2020:

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value realized on Vesting ($)(1)

James M. Chirico, Jr.	486,982	$6,058,059

Kieran McGrath	128,865	$1,782,181

Anthony Bartolo

Shefali Shah	60,717	$783,300

Stephen Spears

(1)	The amounts included in the table have been determined using the Company’s closing market price on the date immediately preceding the applicable vesting date.

2021 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS	›	Executive Compensation Tables

Potential Payments upon Termination or CIC

Separation Plan

The Separation Plan was adopted to provide transitional assistance to certain senior executives whose employment is terminated by the Company for any reason other than for “cause” (as defined under the Separation Plan) (a “Qualifying Separation”). If a participant experiences a Qualifying Separation, the participant will be entitled to receive a payment equal to 100% of the sum of his or her (i) then current annual base salary plus (ii) annual target cash bonus under the AIP or any successor plan, along with certain subsidized medical benefits for 12 months. The participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

CIC Plan

The CIC Plan was designed to facilitate certain executives’ continued dedication to the Company notwithstanding the potential occurrence of a CIC of the Company and to encourage such executives’ full attention and dedication to the Company in the event of a CIC.

The CIC Plan provides that if a participant’s employment is terminated by the Company without “cause” (other than due to the Participant’s death or disability) or by the Participant for “good reason,” (each of “cause” and “good reason” as defined in the CIC Plan) in each case either (i) during a “Potential CIC Period” (as defined in the CIC Plan, but generally a period following the entry into an agreement, the consummation of which would result in a CIC (as defined in the CIC Plan) or following a time when the Committee determines that a Potential CIC has occurred); or (ii) within one year following a CIC of the Company, the participant will be entitled to receive certain payments and benefits.

The CIC Plan provides that upon any such termination each participant will receive (i) an amount equal to the participant’s applicable multiple (the “Multiple”) multiplied by the sum of his or her annual base salary and target annual bonus; (ii) a pro rata amount of the participant’s target annual bonus, calculated based on the number of days during the applicable performance period the participant was employed by the Company during the performance period in which the Participant’s employment was terminated; and (iii) full vesting of any outstanding time-based Company equity awards. Additionally, the

CIC Plan provides that participants who are covered under the Avaya Inc. Medical Expense Plan for Salaried Employees on the date their employment terminates will receive, for a specified number of months (the “COBRA Multiple”) or until comparable coverage is available from a successor employer, an amount equal to the Company’s portion of the participant’s COBRA premiums. The Compensation Committee determined that the Multiple and COBRA Multiple for each Participant is 1.5 and 18 months, respectively. The participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

Executive Employment Agreement

Other than Mr. Chirico, none of our NEOs are party to employment agreements with us.

On October 1, 2017, Mr. Chirico was appointed President and Chief Executive Officer of the Company and he became a member of our Board on December 15, 2017. Pursuant to the Executive Employment Agreement entered into on November 13, 2017 and the Amendment No. 1 dated January 3, 2020, Mr. Chirico’s base salary is $1,250,000, to be annually reviewed for increase (but not decrease) by the Compensation Committee. Mr. Chirico’s target bonus will be equal to 150% of his base salary (the “Target Bonus”), based on meeting reasonably attainable quantitative performance goals to be established by the Compensation Committee in good faith after discussion with Mr. Chirico. Mr. Chirico’s actual bonus payout may range up to (but cannot exceed) 300% of his base salary. Pursuant to the Executive Employment Agreement. Mr. Chirico received a one-time cash payment of $2,500,000 (the “Sign-On Bonus”) within ten days after December 15, 2017, which was the date the Company successfully emerged from Chapter 11 (the “Emergence Date”), which he would have been required to repay (on an after-tax basis) in the event he was terminated by the Company for “cause” or resigns without “good reason” (each as defined below) prior to October 1, 2019. Additionally, upon the Emergence Date, Mr. Chirico was entitled to receive an incentive equity award consisting of RSUs (75% of the award) and stock options (25% of the award), with a fair market value of approximately $30 million as of the Emergence Date (33.3% of the Emergence Date award pool), pursuant to the 2017 Equity Incentive Plan, which plan was approved by the Bankruptcy

42	2021 Proxy Statement

Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Court in conjunction with the Company’s emergence from Chapter 11. One-third of this award vested on the first anniversary of the Emergence Date and the remainder vested 8.33% at the end of each quarter thereafter. This award fully vested on December 31, 2020.

Upon a termination of Mr. Chirico’s employment other than for “cause” (not due to death or disability) or due to his resignation for “good reason” (each as defined below) (each, a “Qualifying Termination”), subject to his timely execution and non-revocation of a release of claims, Mr. Chirico is entitled to receive (i) a lump sum amount equal to two (the “Multiplier”) times the sum of his base salary and Target Bonus; (ii) any earned but unpaid bonus for the completed performance period preceding the Qualifying Termination; and (iii) up to 18 months of Company-paid COBRA benefits. If the Qualifying Termination (or a termination for death or disability) occurs within the six-month period preceding or the 24-month period following a CIC of the Company, the Multiplier is increased to three, and Mr. Chirico is also entitled to full vesting of all of his outstanding long-term incentive awards, whether cash-based or equity-based, with any exercisable awards to remain outstanding until the expiration of their term. Upon request of Mr. Chirico, in January 2020 the Company and Mr. Chirico amended the Executive Employment Agreement to eliminate a Code Section 280G “gross-up” provision, and add a provision to provide that in the event any of the amounts provided for under the Executive Employment Agreement to Mr. Chirico would constitute “parachute payments” within the meaning of Code Section 280G and could be subject to the related excise tax, Mr. Chirico would be entitled to receive either full payment of benefits under the Executive Employment Agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Chirico. The Executive Employment Agreement, as amended, does not require us to provide any tax gross-up payments.

Pursuant to the Executive Employment Agreement, “cause” means any of Mr. Chirico’s: (i) material breach of his duties and responsibilities as a senior officer of the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate, and which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company or its affiliated companies and subsidiaries;

(ii) conviction of (including a plea of guilty or nolo contendere to) a felony; (iii) commission of fraud involving the Company or its subsidiaries; (iv) material violation of a material provision of the Company’s Code of Conduct or any statutory or common law duty of loyalty to the Company or its subsidiaries; or (v) material violation of the Executive Employment Agreement.

Pursuant to the Executive Employment Agreement, “good reason” means the occurrence, without Mr. Chirico’s express written consent (which may be withheld for any reason or no reason), of any of the following events or conditions: (i) a material reduction by the Company in Mr. Chirico’s base salary; (ii) a material breach of the Executive Employment Agreement which shall include a material reduction or material negative change by the Company in the type or level of compensation and benefits (other than base salary) to which Mr. Chirico is entitled under the Executive Employment Agreement, other than any such reduction or change that is part of, and consistent with, a general reduction or change applicable to all senior officers of the Company; (iii) a material failure by the Company to pay or provide to Mr. Chirico any compensation or benefits to which he is entitled; (iv) a change in Mr. Chirico’s status, positions, titles, offices or responsibilities that constitutes a material and adverse change or the assignment to Mr. Chirico of any duties or responsibilities that are materially and adversely inconsistent with his status, positions, titles, offices or responsibilities as in effect immediately before such assignment; (v) the Company changing the location of Mr. Chirico’s principal working location to a location more than 50 miles from such location as in effect immediately prior to the Emergence Date; or (vi) any material breach by the Company of the Executive Employment Agreement or any other agreement between the Company and Mr. Chirico incorporated by reference in the Executive Employment Agreement. In order to terminate for Good Reason, (A) Mr. Chirico must provide notice to the Company within 60 days of the initial occurrence of the alleged event or condition; (B) the Company must fail to cure such alleged event or condition within 30 days of such notice; and (C) Mr. Chirico must resign within 6 months of the initial occurrence of the alleged event or condition.

The Company shall pay directly or reimburse Mr. Chirico for his reasonable legal fees and expenses incurred in connection with the negotiation and implementation of the foregoing employment

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COMPENSATION DISCUSSION AND ANALYSIS	›	Executive Compensation Tables

arrangements and any related documents (including without limitation any documentation relating to the incentive equity grants he will receive).

Pursuant to the Executive Employment Agreement, Mr. Chirico is subject to the following restrictive covenants: (i) non-competition and non-solicitation of customers, employees, independent contractors and others during the employment term and for one-year post-employment; (ii) assignment of inventions to the Company; (iii) perpetual non-disparagement; and (iv) perpetual confidentiality.

Potential Payments upon Involuntary Termination without CIC

The table set forth below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination that does not occur in connection with a CIC. The amounts shown assume a termination effective as of September 30, 2020. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

Name	Annual Base Salary	Annual Target Bonus	Total Severance Pay[1]	Benefits[2]	Outplacement Services[3]	Accelerated Equity[4]	Total

James M. Chirico, Jr.	$1,250,000	$1,875,000	$6,250,000	$36,180	$ 7,000	$1,850,539	$8,143,719

Kieran McGrath	$650,000	$650,000	$1,300,000	$24,120	$ 7,000		$1,331,120

Anthony Bartolo	$650,000	$650,000	$1,300,000	$24,120	$ 7,000		$1,331,120

Shefali Shah	$600,000	$600,000	$1,200,000	$24,120	$ 7,000	$154,219	$1,385,339

Stephen Spears	$600,000	$600,000	$1,200,000	$24,120	$ 7,000		$1,231,120

(1)

For Mr. Chirico, amount shown under “Total Severance Pay” represents two times the sum of his base salary and target annual bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of the NEO’s base salary plus target annual bonus for the year of termination.

(2)

For Mr. Chirico, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following his termination date; for all other NEOs, represents continuation payments for a period of 12 months following the NEO’s termination date.

(3)	For all NEOs, “Outplacement Services” represents the value of outplacement services that would be made available to the executive for a certain period of time following termination of employment.

(4)

For all NEOs, represents the value attributable to the vesting of outstanding equity awards that would be accelerated upon an involuntary termination of employment without “cause” (assuming that any performance-based awards were deemed to have been achieved at “target” level), based on the fair market value of a share of the Company’s Common Stock on September 30, 2020 and their applicable award agreements.

For Mr. Chirico and Ms. Shah, the values above include the value attributable to the accelerated vesting of Mr. Chirico’s and Ms. Shah’s Emergence Awards, which fully vested on December 31, 2020.

For Mr. Chirico, such acceleration would have occurred upon an Equity Award Qualifying Termination (as defined in the Emergence Awards) and either: (i) an additional portion of the awards would have accelerated and vested such that 75% of the total number of the Emergence Awards granted under the applicable award agreement would become vested; or (ii) a pro rata portion of the then-current vesting tranche of the Emergence Awards (as provided for under the original vesting schedule), would have accelerated and vested, based on the number of days of his employment from the most recent vesting date prior to the date of his termination until the next vesting date following the date of such termination, plus the Emergence Awards that would have vested pursuant to the original vesting schedule in the first twelve (12) months immediately following the date of such termination, whichever of (i) or (ii) which would result in greater total vesting. For Ms. Shah, upon termination of her employment, the number of Emergence Awards that would have otherwise vested in the 12 months following the termination date had she not been terminated would have accelerated and vested.

44	2021 Proxy Statement

Executive Compensation Tables	›	COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon Involuntary Termination with CIC

The table set forth below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a CIC. The amounts shown assume a termination effective as of September 30, 2020. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

Name	Annual Base Salary	Annual Target Bonus	Total Severance Pay[1]	Benefits[2]	Accelerated Equity[3]	Total
James M. Chirico, Jr.	$1,250,000	$1,875,000	$11,250,000	$ 36,180	$9,559,766	$20,845,946
Kieran McGrath	$650,000	$650,000	$2,600,000	$ 36,180	$4,207,269	$6,843,449
Anthony Bartolo	$650,000	$650,000	$2,600,000	$ 36,180	$4,632,213	$7,268,393
Shefali Shah	$600,000	$600,000	$2,400,000	$ 36,180	$2,474,433	$4,910,613
Stephen Spears	$600,000	$600,000	$1,800,000	$ 36,180	$2,865,990	$4,702,170

(1)

For Mr. Chirico, amount shown under “Total Severance Pay” represents the sum of three times the sum of his base salary plus target annual bonus for the year of termination, plus the pro-rated target bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of 1.5 times the sum of the NEO’s base salary plus target annual bonus for the year of termination, plus the pro-rated target bonus for the year of termination, payable in a lump sum.

(2)	For all NEOs, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following the NEO’s termination date.

(3)

For all NEOs, represents the acceleration value attributable to the accelerated vesting of outstanding equity awards, based on the fair market value of a share of the Company’s Common Stock on September 30, 2020 (assuming that (x) any performance-based awards granted to the NEOs other than the CEO were deemed to have been achieved at “target” level and (y) the value of accelerated stock options was calculated as the difference between the closing price of a share of the Company’s Common Stock on September 30, 2020 ($15.20) and the option exercise price per share times the number of stock options accelerated.)

For Mr. Chirico and Ms. Shah, the values above include the value attributable to the accelerated vesting of Mr. Chirico’s and Ms. Shah’s Emergence Awards, which fully vested on December 31, 2020.

For Mr. Chirico, such acceleration would have occurred upon an Equity Award Qualifying Termination (as defined in the Emergence Awards) and, as per the terms of the CEO Employment Agreement, if Mr. Chirico is terminated in connection with a CIC, all of his outstanding Emergence Awards would have vested in full. For Ms. Shah, upon termination of her employment, the number of Emergence Awards that would have otherwise vested in the 12 months following the termination date had she not been terminated would have accelerated and vested.

The amounts shown in the chart above do not take into account any reductions in payment that may be applied in order to avoid any excise taxes under Section 280G and Section 4999 of the Code.

2021 Proxy Statement	45

PAY RATIO DISCLOSURE	›	CD&A

Pay Ratio Disclosure

The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments.

Methodology to Determine Median Employee

In Fiscal 2020, to determine the median employee, we evaluated our 8,549 employees (other than our CEO and student employees) as of September 30, 2020 (the “Determination Date”). These 8,549 employees consisted of all our full-time and part-time employees (other than our CEO and student employees) as of the Determination Date, of which 2,774 were US employees and 5,775 were non-US employees. The median employee was selected using the total cash compensation approach, consisting of base salary and target short-term incentive levels for Fiscal 2020.

Median Employee to CEO Pay Ratio

To calculate the CEO pay ratio for Fiscal 2020, we calculated annual total compensation for the median employee using the same methodology we used to calculate our NEOs “total” compensation as described in the Fiscal 2020 Summary Compensation Table. Based on this methodology, the median employee’s annual total compensation was $86,600. As reported for Mr. Chirico for Fiscal 2020 under the Fiscal 2020 Summary Compensation Table above, Mr. Chirico’s annual total compensation was $10,735,124. Based on this information, for Fiscal 2020, the ratio of the annual total compensation of Mr. Chirico to the median annual total compensation of all other employees was estimated to be 124:1.

46	2021 Proxy Statement

STOCK OWNERSHIP

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our Common Stock as of January 4, 2021 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors and director nominees;

•	each named executive officer as set forth in the summary compensation table in this Proxy Statement; and

•	all current executive officers, directors and director nominees as a group.

Percentage ownership of our Common Stock in the table is based on 83,892,451 shares of Common Stock outstanding as of January 4, 2021. Shares of

Common Stock that may be acquired within 60 days of January 4, 2021 pursuant to the exercise of options or warrants, and restricted stock units (“RSUs”) that vest, or conversion of Series A Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table. For instance, as of January 4, 2021, RingCentral owns 125,000 shares of our Series A Stock, which could be converted into 8,093,204 shares of our outstanding Common Stock as of such date. In calculating the “Percent of Class Owned” in the table below, we have assumed the conversion of the Series A Stock to Common Stock for RingCentral but have not assumed such conversion with regards to any other beneficial owner.

Beneficial ownership of shares is determined under the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise noted below, the address of each of the individuals and entities named below is c/o Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class Owned
5% Stockholder:
The Vanguard Group	Common Stock	10,946,989(1)	13.05%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
BlackRock, Inc.	Common Stock	8,093,155(2)	9.65%
55 East 52nd Street New York, New York 10055
RingCentral, Inc.	Common Stock	8,093,204(3)	8.80%
20 Davis Drive Belmont, CA 94002

(1)

The information was based upon a Schedule 13G/A filed with the SEC on February 10, 2020 by The Vanguard Group. The Vanguard Group has sole voting power with respect to 107,773 of these shares, shared voting power with respect to 16,592 of these shares, sole dispositive power with respect to 10,838,595 of these shares and shared dispositive power with respect to 108,394 of these shares. The Vanguard Group’s Schedule 13G/A indicates that (i) 91,802 of these shares are beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, as a result of its serving as investment manager of collective trust accounts; and (ii) 32,563 of these shares are beneficially owned by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, as a result of its serving as investment manager of Australian investment offerings.

(2)

The information was based upon a Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 7,834,897 of these shares and sole dispositive power with respect to 8,093,155 of these shares. BlackRock, Inc.’s Schedule 13G/A indicates that each of the following subsidiaries owns at 5% or greater of the shares reported on this

2021 Proxy Statement	47

STOCK OWNERSHIP	›	Security Ownership of Certain Beneficial Owners and Management

Schedule 13G/A: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Fund Management Company S.A. and BlackRock Investment Management, LLC.

(3)

The information was based upon a Schedule 13D filed with the SEC on November 12, 2019 by RingCentral, Inc. RingCentral, Inc. has sole voting and dispositive power with respect to 125,000 shares of Series A Stock, currently convertible into 8,093,204 shares of Common Stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class Owned
Directors

James M. Chirico, Jr.	Common Stock	1,397,182	(4)	1.67%

Stephan Scholl	Common Stock	52,417	(5)	*

Susan L. Spradley	Common Stock	52,417	(5)	*

Stanley J. Sutula, III	Common Stock	52,417	(5)	*

Scott D. Vogel	Common Stock	52,417	(5)	*

William D. Watkins	Common Stock	52,417	(5)	*

Jacqueline E. Yeaney	Common Stock	38,415	(6)	*

Robert Theis	Common Stock	4,740	(7)	*
Named Executive Officers (other than James M. Chirico, Jr.):

Shefali Shah	Common Stock	142,584	(8)	*

Kieran McGrath	Common Stock	139,822	(9)	*

Anthony Bartolo	Common Stock	124,846	(10)	*

Stephen Spears	Common Stock			*
All Current Directors and Executive Officers as a Group (13 persons)(4),(5),(6),(7),(8),(9),(10),(11)	Common Stock	2,122,857		2.53%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(4)

Includes (i) 486,981 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 4, 2021 and (ii) 84,547 shares of Common Stock issuable upon the vesting of RSUs that will vest within 60 days of January 4, 2021.

(5)

Includes (i) 4,040 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) February 12, 2022, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”); (ii) 16,846 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) May 15, 2022, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the 2017 Equity Incentive Plan; and (iii) 18,684 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) March 4, 2023, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). All of the RSUs can only be settled with Common Stock.

(6)

Includes (i) 2,885 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) March 18, 2022, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the 2017 Equity Incentive Plan; and (ii) 16,846 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) May 15, 2022, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the 2017 Equity Incentive Plan; and (iii) 18,684 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) March 4, 2023, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the 2019 Equity Incentive Plan. These RSUs can only be settled with Common Stock.

(7)

Consists of 4,740 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) November 6, 2023, (y) the recipient’s separation of service from the Company and (z) a “change in control” of the Company, as defined in the 2019 Equity Incentive Plan. These RSUs can only be settled with Common Stock.

(8)

Includes (i) 40,852 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 4, 2021, and (ii) 3,354 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 4, 2021.

(9)	Includes 21,469 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 4, 2021.

48	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	›	STOCK OWNERSHIP

(10)

Includes (i) 58,592 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 4, 2021, and (ii) 58,592 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 4, 2021.

(11)	All current directors and executive officers includes: the eight directors listed above, Anthony F. Bartolo, Kieran J. McGrath, Shefali A. Shah, Stephen D. Spears and Kevin Speed.

2021 Proxy Statement	49

DIRECTOR COMPENSATION

Director Compensation

Members of the Board who are Company employees do not receive any additional compensation for their service as directors.

Fiscal 2020 Non-Employee Director Compensation Program

For Fiscal 2020, the program consisted of the following:

Additional Compensation

•   Additional Cash Retainers for Leadership Positions:

Non-Executive Chair: $75,000

Audit Committee Chair: $25,000

Compensation Committee Chair: $15,000

Nominating & Corporate Governance Committee Chair: $10,000

•  Meeting Fees: $2,000 per Board or committee meeting in excess of 20 aggregate meetings during the fiscal year

•  Initial Equity Grant for Any Non-Employee Director Joining the Board of Directors Before the next Annual General Meeting: $250,000 in RSUs, pro-rated to reflect service as a non-employee director for the portion of the fiscal year served until the next Annual Meeting

The annual cash retainer was paid in arrears to the non-employee directors as four quarterly payments of $18,750, beginning March 2020. The additional cash fees for serving as committee chairs were similarly paid in arrears in four quarterly installments, beginning in March 2020. The meeting fees were paid in arrears at the end of the 2020 fiscal year. RSUs granted to non-employee directors in Fiscal 2020 vested in full on the grant date, while the delivery of the underlying shares is deferred until the earliest to occur of: (i) the third anniversary of the grant date;

(ii) the recipient’s separation from the Company; or (iii) a change in control of the Company, as defined in the 2019 Equity Incentive Plan.

Pursuant to the 2019 Equity Incentive Plan, the maximum total compensation (including awards under the 2019 Equity Incentive Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees) that may be paid to any non-employee director in respect of a single fiscal year is limited to $750,000.

50	2021 Proxy Statement

Fiscal 2020 Non-Employee Director Compensation Program	›	DIRECTOR COMPENSATION

The following table details the total compensation paid to our non-employee directors for Fiscal 2020:

Name	Fees Earned or Paid in Cash (1)	Stock Awards(2)	Total
Stephan Scholl	$75,000	$250,000	$325,000
Susan L. Spradley	$87,000	$250,000	$337,000
Stanley J. Sutula, III	$100,000	$250,000	$350,000
Scott D. Vogel	$98,000	$250,000	$348,000
William D. Watkins	$150,000	$250,000	$400,000
Jacqueline E. Yeaney	$75,000	$250,000	$325,000

(1)

Cash compensation consists of the $75,000 annual cash retainer and additional cash retainers for leadership positions, as described above. The table above also includes meeting fees paid for Fiscal 2020 consisting of $2,000 for Ms. Spradley and $8,000 for Mr. Vogel.

(2)

Amounts shown represent the grant date fair value of the annual grant award of $250,000, awarded on March 4, 2020 following each director’s re-election at the 2020 Annual General Meeting, as calculated in accordance with ASC 718. See Note 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for an explanation of the assumptions used in the valuation of these awards.

Non-Employee Director Share Ownership Guidelines

Non-employee directors are expected to own shares equivalent to six times the value of the annual cash retainer for Board service (not the additional cash retainers for leadership positions). Until the guideline is achieved, the director must hold at least 50% of net shares received upon vesting of an award. As of the end of fiscal year 2020, all non-employee directors were in compliance with the ownership guidelines.

2021 Proxy Statement	51

EXECUTIVE OFFICERS

Executive Officers

The officers are elected by and serve at the discretion of the Board. Below is biographical information regarding our current Section 16 Officers. Biographical information about Mr. Chirico is in this Proxy Statement under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS.”

Name	Age	Position
James M. Chirico, Jr.	63	President, Chief Executive Officer and Director
Anthony Bartolo	50	Executive Vice President and Chief Product Officer
Kieran McGrath	61	Executive Vice President and Chief Financial Officer
Shefali Shah	49	Executive Vice President, Chief Administrative Officer and General Counsel
Stephen Spears	52	Executive Vice President, Chief Revenue Officer
Kevin Speed	46	Vice President, Controller and Chief Accounting Officer

Mr. Bartolo has been our Executive Vice President, Chief Product Officer since December 9, 2019. Prior to joining the Company, Mr. Bartolo served as the Executive Vice President, Chief Product Officer and Interim CEO of Tata Communications Limited, a leading global digital infrastructure provider, from February 2013 until December 2019. Previously, Mr. Bartolo worked as a Vice President and General Manager at Avaya from December 2008 through August 2012. Prior to that, Mr. Bartolo held various management positions at Symbol Technologies Limited and Nortel Networks Limited in North America, as well as at other companies in Asia and Europe.

Mr. McGrath has been our Executive Vice President, Chief Financial Officer since December 9, 2019, after having served as our Senior Vice President, Chief Financial Officer from February 15, 2019 until December 8, 2019. Mr. McGrath joined the Company on January 31, 2019 as Senior Vice President, Finance. Prior to joining the Company, Mr. McGrath served as the Executive Vice President and Chief Financial Officer of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from November 2016 until November 2018 when that company became a subsidiary of Broadcom Inc. Prior to that, he served as CA Technologies’ Senior Vice President and interim Chief Financial Officer from July 2016 to November 2016, and as Senior Vice President and Corporate Controller upon joining the company in September 2014 until July 2016. Prior to that, Mr. McGrath was Vice President, Finance at International Business Machines Corporation, a cognitive solutions and cloud platform company, where he held various senior executive finance positions across the company, including leading the finance department for IBM’s Software Group, from January 2009 until August 2014.

Ms. Shah has been our Executive Vice President, Chief Administrative Officer and General Counsel since December 9, 2019, after having served as our Senior Vice President, Chief Administrative Officer and General Counsel from December 18, 2017 until December 8, 2019. Previously she served as Senior Vice President, General Counsel and Corporate Secretary of Era Group Inc. from March 2014 until December 2017 and Acting General Counsel and Corporate Secretary from February 2013 through February 2014. From June 2006 to February 2013, Ms. Shah held several positions with Comverse Technology, Inc., including Senior Vice President, General Counsel and Corporate Secretary. Prior thereto, she was an associate at Weil Gotshal & Manges LLP from September 2002 to May 2006 and Hutchins, Wheeler & Dittmar, P.C. from September 1996 to September 2002.

Mr. Spears has been our Executive Vice President and Chief Revenue Officer since September 15, 2020. Prior to joining the Company, Mr. Spears served as SAP SE’s Chief Operating Officer, Solution Area Sales Organization (SAS) and Chief Revenue Officer at SAP SuccessFactors from March 2020 until September 2020, after having served as SAP SuccessFactors’ Chief Revenue Officer from September 2017 until September 2020 and as the Senior Vice President, Sales, HANA Enterprise Cloud from May 2012 until September 2017. Prior to that, Mr. Spears held various senior leadership roles in SAP’s Middleware, Platform and Integration business and SAP Americas Operations and Business Development during his tenure at SAP, which began in 2003.

52	2021 Proxy Statement

EXECUTIVE OFFICERS

Mr. Speed has been our Vice President, Controller and Chief Accounting Officer since June 6, 2019. Prior to that he served as the Company’s Vice President and Corporate Controller from February 11, 2019 through June 5, 2019. Before joining the Company, Mr. Speed served as the Senior Vice President, General Auditor of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from January 2016 to November 2018 when the company became a subsidiary of Broadcom Inc. Mr. Speed remained a CA Technologies employee until February 8, 2019. While serving as CA Technologies’ Senior Vice

President, General Auditor he also served as CA Technologies’ Executive Sponsor, Finance Rotation Program from January 2016 until November 2018. Prior to that he was CA Technologies’ Vice President, Corporate Business Development from April 2015 to January 2016 and he served in various roles in Corporate Accounting and Corporate Financial Planning and Analysis from the time he joined the company in October 2006 through April 2015. Prior to joining CA Technologies, Mr. Speed was a Senior Manager in the KPMG LLP metro New York office and a Manager in the Arthur Andersen LLP metro New York office.

2021 Proxy Statement	53

PROXY AND VOTING INFORMATION

Proxy and Voting Information

Why am I receiving these materials?

The Board of Directors (the “Board”) of Avaya Holdings Corp. (which we refer to in this Proxy Statement as we, our, us, our Company or the Company) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments and postponements of the Annual

Meeting. The Annual Meeting will be held exclusively virtually, conducted via a live audio webcast on Wednesday, March 3, 2021, at 10:30 a.m. Eastern time. These materials were first mailed to stockholders on or about January 19, 2021. You are invited to virtually attend the Annual Meeting and requested to vote on the items described in this Proxy Statement.

What is the purpose of the Annual Meeting?

You and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (i) elect eight members of our Board to serve until our 2022 Annual Meeting of Stockholders; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2021; and (iii) to approve, on an advisory basis, our named executive officers’ compensation.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Stock and our Series A Stock at the close of business on January 4, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Holders of the Series A Stock vote on an as-converted basis together with the Common Stock as a single class. A list of our stockholders will be available for review at our executive offices in Durham, North Carolina during ordinary business hours for a period of ten (10) days prior to the meeting and on the virtual Annual Meeting website during the entirety of the meeting. Each stockholder is entitled to one vote for (i) each share of Common Stock held; and (ii) each share of Common Stock that would be issuable upon conversion of Series A Stock held on the record date. Shares of our Common Stock represented virtually or by a properly submitted proxy will be voted at the Annual Meeting. At the close of business on the record date, 83,892,451 shares of our Common Stock and 125,000 shares of our Series A Stock (representing 8,093,204 shares of Common Stock on an as-converted basis) were outstanding representing a total of 91,985,655 votes eligible to be cast at the Annual Meeting.

When we refer to our stockholders in our proxy materials we are referring to the stockholders entitled to vote at the Annual Meeting consisting of holders of our Common Stock and Series A Stock.

Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company. Hosting a virtual meeting provides a consistent experience to all stockholders regardless of geographic location and enhances stockholder access and engagement by enabling more of our stockholders to attend and participate in the Annual Meeting. Additionally, in light of the ongoing COVID-19 pandemic, we are choosing to host a virtual Annual Meeting this year to protect our stockholders and employees.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.

If you are a stockholder of record as of the close of business on January 4, 2021, the record date for the Annual Meeting, you will be able to virtually attend the

Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/AVYA2021. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

54	2021 Proxy Statement

PROXY AND VOTING INFORMATION

If you are a stockholder holding your shares in “street name” as of the close of business on January 4, 2021, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 10:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/AVYA2021, or you may type it into the dialogue box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

If I cannot participate in the live Annual Meeting webcast, can I vote or listen to it later?

You may vote your shares before the meeting by telephone, by mail, or electronically by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available at https://investors.avaya.com until our 2022 Annual Meeting of Stockholders.

What constitutes a quorum?

The presence at the Annual Meeting, virtually or by proxy, of a majority in voting power of the issued and outstanding shares of our stock, including both Common Stock and Series A Stock (on an as-converted basis), entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at such meeting.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not affect the outcome of the election of directors. Abstentions will have the same effect as votes against any matter other than the election of directors.

Under the New York Stock Exchange (“NYSE”) rules, brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is considered “non-routine,” a broker who has not received instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present, but would not be counted in determining the number of votes present for, or determining the outcome of, the non-routine proposal. Under NYSE rules, only Proposal 2 (Ratification of Independent Accounting Firm) in this Proxy Statement is a routine matter while Proposal 1 (Election of Directors) and Proposal 3 (Say-on-Pay) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions and broker non-votes will not affect the outcome of these proposals.

2021 Proxy Statement	55

PROXY AND VOTING INFORMATION

What vote is required to approve each item to be voted on at the Annual Meeting and how does the Board recommend I vote?

Only votes cast “For” a nominee will be counted in the election of directors. Votes that are withheld in respect of one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Abstentions and broker non-votes (described above) are not counted for purposes of the election of directors and will not affect the outcome of such election. You have the right to vote “For” or “Against,” or to “Abstain” from voting in connection with Proposals 2 and 3. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1	Election of Directors	FOR ALL	Plurality vote	No
2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2021	FOR	Majority of votes cast	Yes
3	Advisory approval of the Company’s named executive officers’ compensation	FOR	Majority of votes cast	No

Will any other matters be voted on?

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your proxy will authorize each of Sara Bucholtz and Shefali Shah to vote on such matters in her discretion.

How do I vote?

Stockholders of record can vote as follows:

•	by telephone by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

•	by Internet before the Annual Meeting at www.proxyvote.com (have your proxy card in hand when you access the website);

•	during the Annual Meeting at www.virtualshareholdermeeting.com/AVYA2021 by using the 16-digit control number included with these proxy materials; or

•

by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States. Date and sign your name exactly as it appears on your proxy card.

We recommend that you vote by proxy even if you plan to virtually attend the Annual Meeting. As described below, you can revoke your proxy or change your vote at the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. The deadline for voting by telephone or electronically over the Internet is 11:59 p.m., New York City time, on Tuesday, March 2, 2021. Mailed proxy cards with respect to shares held of record should be mailed to allow sufficient time for delivery and tabulation.

If you hold your shares through a bank, broker or other nominee (also known as “street name”), such entity/person will give you separate instructions for voting your shares. “Street name” stockholders who wish to vote virtually at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and those institutions will likely require your instructions to be submitted before the deadline listed above.

56	2021 Proxy Statement

PROXY AND VOTING INFORMATION

Can I change my vote after I return my proxy card?

Yes. Even after you have voted electronically through the Internet, by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by (i) sending written notice of revocation to Sara Bucholtz, Corporate Secretary, Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713; (ii) submitting a valid proxy with a subsequent date by the Internet, telephone or mail; or (iii) virtually attending the Annual Meeting and voting. Your virtual attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted. Stockholders who hold shares through a bank, broker or other nominee should consult with that party as to the procedures to be used for revoking a vote.

If I dissent to any matter to be voted on, what are my rights?

None of Delaware law (the state of incorporation of Avaya Holdings Corp.), our Certificate of Incorporation, as amended (including the Certificate of Designation for the Series A Stock), or our bylaws, as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card from you that does not specify how your shares are to be voted on one or more matters, your shares will be voted “For” the election of each of the director nominees and “For” Proposals No. 2 and 3. If any other mater is properly presented at the Annual Meeting, the individuals named as proxy holders on your proxy card will vote your shares in the manner recommended by the Board on all proposals presented in the Proxy Statement and as they may determine in their best judgment as to any other matters properly presented for vote at the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account at the transfer agent and/or with one or more banks, brokers or other nominees. Please vote all your shares.

How will votes be recorded?

Votes will be tabulated by Broadridge, and the results will be certified by one or more Inspectors of Election, who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by banks, brokers or other nominees and present at the Annual Meeting but not voting.

What is “householding” and how does it affect me?

We have adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. We and some banks, brokers or other nominees send household annual reports and proxy statements, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless we have been instructed otherwise.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate

2021 Proxy Statement	57

PROXY AND VOTING INFORMATION

annual report and proxy statement in the future, please notify your bank, broker or other nominee if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. Alternatively, if, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your bank, broker or other nominee if your shares are held in a bank or brokerage account or notify us if you hold registered shares.

At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713, or by calling (908) 953-6000.

Who is paying for this proxy solicitation?

We will pay for the entire costs of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or other means of communications. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

In addition, we have engaged D.F. King, a proxy solicitation firm, to assist us in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

Who is Avaya Holdings Corp.’s transfer agent?

Avaya Holdings Corp.’s transfer agent is American Stock Transfer and Trust Company LLC.

58	2021 Proxy Statement

PROCESS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

Process for Director Nominations and Stockholder Proposals

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration should send the Corporate Secretary, at 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713, the information detailed in section 3.2 of our bylaws, which includes, among other things, the following:

•

Stockholder’s name, address, number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned by the stockholder and any person controlling, or acting in concert with, that stockholder, any proxy, contract or other arrangement pursuant to which such stockholder or any person controlling, or acting in concert with, that stockholder, has a right to vote any Common Shares;

•

Candidate’s name, age, business address, residence address and number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned directly or indirectly by the candidate;

•

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•

A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications criteria described above under the heading “Board Composition and Director Qualifications”;

•	A description of any arrangements or understandings between or among the stockholder, the candidate and/or any person controlling, or acting in concert with, that stockholder; and
•	A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.

The Corporate Secretary will promptly forward such materials to the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Corporate Secretary also will keep copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions.

To be timely, a stockholder’s notice must be received by the Corporate Secretary, in the case of the 2022 Annual Meeting of Stockholders, not later than the close of business on October 21, 2021, which is the ninetieth (90th) day before the anniversary of the mailing date of this year’s proxy statement, nor earlier than the opening of business on September 21 2021, which is the one hundred twentieth (120th) day before such anniversary date. If the Annual Meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. For a special meeting of stockholders called for the purpose of electing directors, such notice must be received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Company.

Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the

2021 Proxy Statement	59

PROCESS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

Nominating and Corporate Governance Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the

Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed under the heading “Board Composition and Director Qualifications.”

Stockholder Proposals for Inclusion in Our Proxy Materials

If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before September 21, 2021, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and it must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Avaya Holdings Corp., 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713.

Other Matters to be Brought Before the 2022 Annual Meeting of Stockholders

Our bylaws also establish an advance notice procedure with regard to stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an Annual Meeting. Under our bylaws, notice of such stockholder proposal for the 2022 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address not earlier than the opening of business on September 21, 2021, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and not later than the close of business on October 21, 2021, which is ninety (90) calendar days prior to the anniversary of this year’s mailing date.

If the date of the 2022 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of our 2021 Annual Meeting, then the notice of a stockholder proposal must be delivered no earlier than the opening of business on the one hundred twentieth (120th) day prior to the meeting and not later than the close of business on the later of (i) the 90th day prior to the meeting; or (ii) the 10th day after the Company first makes a public announcement of the meeting date.

All stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

60	2021 Proxy Statement

ANNUAL REPORT

Annual Report

Our consolidated financial statements for Fiscal 2020 are included in our Annual Report on Form 10-K that accompanies this Proxy Statement. This Proxy Statement and our Annual Report are posted on the

Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov.

Additional Filings

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at the Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov. Information on our website, including the information on the Investor Relations section referenced herein, is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We encourage stockholders to voluntarily elect to receive our future proxy and annual report materials electronically. We believe in working to keep our environment cleaner and healthier and such elections will help us reduce our impact on the environment.

•	If you are a registered stockholder, please visit www.proxyvote.com for simple instructions (have your proxy card in hand when you access the website).

•	Beneficial stockholders can opt for e-delivery at www.proxyvote.com (have your proxy card in hand when you access the website) or by contacting their nominee.

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. Should other matters be properly introduced at the 2021 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President, Chief Administrative Officer

and General Counsel

January 19, 2021

2021 Proxy Statement	61

ANNEX A

Annex A

Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures

The information furnished in this Proxy Statement contains non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the financial measures labeled as “non-GAAP” or “adjusted.”

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.

We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.

EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income.

In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.

The Company presents constant currency information to provide a framework to assess how the Company’s underlying business performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year (i.e. September 30, 2019).

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

A - 1	2021 Proxy Statement

ANNEX A

The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

(In millions)	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

GAAP Revenue	$2,873	$2,887

Adj. for fresh start accounting	6	21

Non-GAAP Revenue	$2,879	$2,908

(In millions)	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross Profit	$1,580	$1,575

Items excluded:

Adj. for fresh start accounting	7	37

Amortization of technology intangible assets	174	174

Non-GAAP Gross Profit	$1,761	$1,786

GAAP Gross Margin	55.0%	54.6%

Non-GAAP Gross Margin	61.2%	61.4%

2021 Proxy Statement	A - 2

ANNEX A

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

(In millions)	Fiscal year ended September 30, 2020	Fiscal year ended September 30, 2019

Net loss	$(680)	$(671)

Interest expense	226	237

Interest income	(6)	(14)

Provision for income taxes	62	2

Depreciation and amortization	423	443

EBITDA	$25	$(3)

Impact of fresh start accounting adjustments	1	5

Restructuring charges, net of sublease income	20	22

Advisory fees	40	11

Acquisition-related costs	—	9

Share-based compensation	30	25

Impairment charges	624	659

Change in fair value of Emergence Date Warrants	3	(29)

Loss on foreign currency transactions	16	8

Gain on investments in equity and debt securities, net	(49)	(1)

Adjusted EBITDA	$710	$706

Adjusted EBITDA Margin	24.7%	24.3%

A - 3	2021 Proxy Statement

AVAYA HOLDINGS CORP. 2605 MERIDIAN PARKWAY, SUITE 200 DURHAM, NORTH CAROLINA 27713

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on March 2, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVYA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on March 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28876-P47774                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVAYA HOLDINGS CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) James M. Chirico, Jr. 05) Robert Theis
02) Stephan Scholl 06) Scott D. Vogel
03) Susan L. Spradley 07) William D. Watkins
04) Stanley J. Sutula, III 08) Jacqueline E. Yeaney

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.					☐	☐	☐

3.	Advisory approval of the Company’s named executive officers’ compensation.					☐	☐	☐

NOTE: With respect to other matters that properly come before the 2021 Annual Meeting and any adjournment or postponement thereof, this proxy will be voted in the discretion of the named proxies.

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D28877-P47774

AVAYA HOLDINGS CORP.

Annual Meeting of Stockholders

March 3, 2021 10:30 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Shefali Shah and Sara Bucholtz, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVAYA HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM ET on March 3, 2021, online at www.virtualshareholdermeeting.com/AVYA2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side